UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

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[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to §240.14a-12

MUTUALFIRST FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MutualFirst
Financial, Inc.

110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800

March 22, 2019

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of MutualFirst Financial, Inc., I cordially invite you to attend our 2019 Annual Meeting of Stockholders.  The meeting will be held at 3:00 p.m., local time, on Wednesday, May 1, 2019, at our main office, located at 110 E. Charles Street, Muncie, Indiana.

Stockholders will be able to cast their votes on the Internet or by phone.  You may read, download and print the Proxy Statement and Annual Report and vote by Internet at http://www.proxyvote.com.  On March 22, 2019, we mailed to our stockholders of record as of March 4, 2019, a notice of the Annual Meeting and of the availability of the proxy materials on the Internet.  That notice contained instructions on how to access the proxy materials, including requesting an emailed or paper copy, and on how to cast your vote by Internet, phone or regular mail.  (You also may vote in person at the Annual Meeting by completing a ballot.)  The notice also contained a 16 digit number assigned to each stockholder of record in a box marked by an arrow as follows: → xxxx-xxxx-xxxx-xxxx.  That number is required to vote and to access the proxy materials on the Internet.  If you hold your shares in “street name” with a bank, broker or other nominee, you should be receiving similar instructions on how to access the proxy materials and vote your shares.

An important part of the Annual Meeting is the stockholder vote on corporate business items.  The Proxy Statement for the Annual Meeting describes the business to be conducted at the Annual Meeting.  I urge you to exercise your rights as a stockholder to vote and participate in this process.  Stockholders are being asked to consider and vote upon: (1) the election of four directors of the Company; (2) an advisory (non-binding) resolution to approve our executive compensation as disclosed in the enclosed Proxy Statement; (3) approval of the Company’s 2019 Omnibus Incentive Plan; and (4) ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.  At the Annual Meeting, we will report on the operations of the Company.  Directors and officers of the Company as well as representatives of BKD, LLP, the Company’s independent registered public accounting firm, will be present to respond to any questions that our stockholders may have.  Detailed information concerning our activities and operating performance is contained in our Annual Report.

We encourage you to attend the meeting in person.  Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and vote by Internet or telephone or by sending a completed Proxy Card as promptly as possible.  This will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment.  As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours,
David W. Heeter
President and Chief Executive Officer

MutualFirst
Financial, Inc.

110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1, 2019

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MutualFirst Financial, Inc. will be held as follows:

DATE AND TIME	Wednesday, May 1, 2019, at 3:00 p.m. local time

PLACE	110 E. Charles Street, Muncie, Indiana

ITEMS OF BUSINESS
(1)    The election of David W. Heeter (2022), Brian C. Hewitt (2022), Edward C. Levy (2021) and Michael J. Marien (2020) as directors for a term to expire as provided next to their name.
(2)    Adoption of an advisory (non-binding) resolution to approve our executive compensation as disclosed in the accompanying Proxy Statement.
(3)    Approval of the Company’s 2019 Omnibus Incentive Plan.
(4)    Ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
(5)    Any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	Holders of record of MutualFirst Financial, Inc. common stock at the close of business on March 4, 2019, will be entitled to vote at the meeting or any adjournment of the meeting.

PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting.  Stockholders have a choice of voting by Internet or telephone, by mailing a completed Proxy Card or by submitting a ballot in person at the Annual Meeting.  Our Board of Directors is soliciting your votes by this notice and in the other proxy materials.  To ensure that your shares are represented at the meeting, please take the time to vote as soon as possible, even if you plan to attend the meeting.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS
DAVID W. HEETER
President and Chief Executive Officer
Muncie, Indiana
March 22, 2019

IMPORTANT NOTICE:  Internet Availability of Proxy Materials
for the Stockholder Meeting To Be Held on May 1, 2019.

The Company’s Proxy Statement, Annual Report to Stockholders and electronic Proxy Card are available on the Internet at
http://www.proxyvote.com.  The notice we forwarded on March 22, 2019, about the availability of the proxy materials on the Internet contained a special 16 digit identification number assigned to each stockholder of record in a box marked by an arrow as follows: → xxxx-xxxx-xxxx-xxxx.  That number is required to vote and to access the proxy materials on the Internet.

You are encouraged to review all of the information contained in the Proxy Statement before voting.

MutualFirst
Financial, Inc.

110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800

__________________

PROXY STATEMENT
__________________

ANNUAL MEETING TO BE HELD MAY 1, 2019

INTRODUCTION

The Board of Directors of MutualFirst Financial, Inc., is using this Proxy Statement to solicit proxies from the holders of the Company’s common stock for use at the upcoming Annual Meeting of Stockholders.  The Annual Meeting will be held on Wednesday, May 1, 2019, at 3:00 p.m., local time, at the Company’s main office located at 110 E. Charles Street, Muncie, Indiana.
At the Annual Meeting, stockholders will be asked to vote on four proposals:  (1) the election of David W. Heeter and Brian C. Hewitt as directors of the Company for terms to expire in 2022, Edward C. Levy for a term to expire in 2021 and Michael J. Marien for a term to expire in 2020; (2) an advisory (non-binding) resolution to approve our executive compensation as disclosed in this Proxy Statement; (3) approval of the Company’s 2019 Omnibus Incentive Plan; and (4) ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.  These proposals are described in more detail below.  Stockholders also will consider any other matters that may properly come before the Annual Meeting, although the Board of Directors knows of no other business to be presented.
MutualFirst Financial, Inc. may be referred to from time to time in this Proxy Statement as “MutualFirst” or the “Company.”  Some of the information in this Proxy Statement relates to MutualBank, a wholly owned subsidiary of the Company, which may be referred to from time to time in this Proxy Statement as the “Bank.”
By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the Annual Meeting in accordance with your instructions.  The Board also may vote your shares to adjourn the Annual Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.
The Company’s Annual Report to Stockholders for the year ending December 31, 2018, which includes the Company’s audited financial statements, is being provided with this Proxy Statement.  Although this report is being made available to stockholders with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this Proxy Statement by reference.
Again this year, we are distributing the Proxy Statement and the Annual Report to Stockholders over the Internet at http://www.proxyvote.com.  In addition, stockholders will be able to cast their votes on the Internet or by phone.  On March 22, 2019, we mailed to our stockholders of record as of March 4, 2019, a notice of the Annual Meeting and of the availability of the proxy materials on the Internet (“March 22 Notice”).  That notice contains instructions on how to access the proxy materials and Annual Report, including requesting an emailed or paper copy, and how to cast your vote by Internet, phone or regular mail or in person at the meeting.
Your vote is important.  You may vote by Internet or telephone, by sending a completed Proxy Card by regular mail or by submitting a ballot in person at the Annual Meeting.  We encourage you to attend the Annual Meeting in person no matter how you decide to cast your vote.  Please read the Proxy Statement and vote your shares as promptly as possible to ensure you are represented at the meeting.

2019 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement.  It does not contain all the information you should consider before voting, and you should read the entire Proxy Statement carefully before voting.  This summary also contains our 2018 Business Highlights.  You should refer to the Annual Report to Stockholders for the year ending December 31, 2018, which is being made available with this Proxy Statement, for more complete information about the Company’s year-end financial condition and 2018 operating results.
2018 BUSINESS HIGHLIGHTS
At December 31, 2018, we had $2.0 billion in assets, $1.5 billion in loans, $1.5 billion in deposits and $202.4 million in stockholders’ equity. Earnings for 2018 were $18.9 million. This increase occurred as a result of the acquisition of Universal and a lower tax rate.
For the year ending December 31, 2018, we earned $18.9 million, or $2.25 per basic and $2.21 per diluted share, compared with net income of $12.3 million, or $1.67 per basic and $1.64 per diluted share for 2017.  The details of our 2018 performance are described in the accompanying Annual Report to Stockholders for the year ending December 31, 2018, in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements.
Key aspects of our 2018 operations include:
•	Return on average assets of .97% in 2018 compared to .78% in 2017.
•	Return on average tangible common equity of 11.66% in 2018 compared to 8.52% in 2017.
•	A $5.1 million, or 85.8%, increase in non-performing assets and a $5.5 million, or 31.2%, increase in classified assets.
•	Net charge-offs of .09% in 2018 compared to .10% in 2017.
ELECTION OF DIRECTORS – Proposal 1
Four of our current directors have been nominated by the Board for re-election for terms to expire as indicated below their name. The nominees for election at the 2019 Annual Meeting are as follows:
David W. Heeter (2022)	Director of the Company and the Bank. President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank since 2003.
Brian C. Hewitt (2022)	Former Director of Universal Bancorp and BloomBank, appointed to the Company’s and Bank’s Board on February 28, 2018 in connection with Company’s merger with Universal Bancorp, Inc.
Edward C. Levy (2021)	Director of the Company and Bank since 2008. Officer and owner of Freeman-Spicer Financial Services, Inc.
Michael J. Marien (2020)	Director of the Company and Bank since 2008. Employed by R.W. Baird, a registered broker, dealer and investment advisory firm.

No stockholder nominations have been made for consideration at the Annual Meeting. In considering your vote on these nominees, we refer you to “Proposal 1 - Election of Directors” on pages 11 to 14 for more information about these nominees and director compensation and to “Board of Directors’ Meetings and Committees and Corporate Governance Matters” on pages 16 to 18 respecting our corporate governance matters.
The Board recommends you vote for these four nominees.  These nominees, as well as the rest of the directors, have varied skills and experience necessary to oversee the Company effectively and have proven leadership, sound judgment and have committed significant time and effort dedicated to the success of our Company.

ADVISORY VOTE ON EXECUTIVE COMPENSATION – Proposal 2
Since 2009, our stockholders have had the opportunity at each Annual Meeting to cast an advisory (non-binding) vote on our executive compensation as disclosed in each proxy statement for those meetings.  We are gratified that, each year, our stockholders have evidenced support of our executive compensation program by an overwhelming margin.
Stockholders have an opportunity to cast another (non-binding), advisory vote on our executive compensation program disclosed in this Proxy Statement.  We refer you to “Proposal 2 - Advisory (Non-Binding) Resolution to Approve Executive Compensation” on page 35.
In evaluating this say-on-pay proposal, we recommend that you review the disclosure of our executive compensation program, including our compensation program, philosophy and objectives and the level of compensation to our five named executive officers at “Executive Compensation” on pages 19 to 34.  Our Board asks that you vote for the advisory (non-binding) resolution to approve executive compensation.
APPROVAL OF THE COMPANY’S 2019 OMNIBUS INCENTIVE PLAN – Proposal 3
On March 20, 2019, based upon the recommendation of the Compensation Committee, our Board of Directors approved the Company’s 2019 Omnibus Incentive Plan. The purpose of the Plan is to promote the long term success, and enhance the long-term value of the Company by further linking personal interests of employees and directors with those of the Company’s Stockholders. The 2019 Omnibus Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees and directors upon whose judgement, interest and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.  In considering this proposal, we refer you to Proposal 3 – Approval of the 2019 Omnibus Incentive Plan on pages 36- 45 for more detailed information regarding the 2019 Omnibus Incentive Plan. Our Board asks that you vote for the approval of the Company’s Omnibus Incentive Plan.
RATIFICATION OF BKD, LLP AS THE COMPANY’S INDEPENDENT AUDITOR – Proposal 4
The Audit/Compliance Committee has selected BKD, LLP as our audit firm for 2019.  The Board is asking the stockholders to ratify that appointment.  Though the stockholder vote on ratification is not binding on the Audit/Compliance Committee, the Committee will consider the stockholders’ views on this matter when deciding whether to continue to retain BKD, LLP in the current or next year.  In considering this matter, we refer you to “Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm” on pages 47 to 48, including information regarding fees paid to BKD, LLP over the prior two years and the types of services provided by the firm.  Our Board asks that you vote for the ratification of BKD, LLP as the Company’s audit firm for 2019.
2020 ANNUAL MEETING
•	Stockholder proposals for inclusion in our 2020 proxy statement under Securities and Exchange Commission (“SEC”) regulations must be received by us no later than November 23, 2019.
•
Stockholder proposals for presentation at our 2020 annual meeting, but not included in the proxy statement for that meeting, must be received by us no later than February 1, 2020, and no earlier than January 2, 2020, subject to adjustment based on the date of the 2020 annual meeting.  See “Additional Information - Stockholder Proposals for 2020 annual meeting” on page 48.

INFORMATION ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will be asked to vote on the following proposals:
Proposal 1.	The election of David W. Heeter (2022), Brian C. Hewitt (2022), Edward C. Levy (2021) and Michael J. Marien (2020) as directors of the Company for a term to expire as indicated next to their name.
Proposal 2.	Adoption of an advisory (non-binding) resolution to approve our executive compensation as disclosed in this Proxy Statement.
Proposal 3.	Approval of the Company’s 2019 Omnibus Incentive Plan.
Proposal 4.	Ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
The stockholders also will act on any other business that may properly come before the Annual Meeting.  Members of our management team will be present at the Annual Meeting to respond to your questions. At this time the board is not aware of any new business to be considered at the Meeting.
Who is entitled to vote?
The record date for the Annual Meeting is March 4, 2019.  Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.  The only class of stock entitled to be voted at the Annual Meeting is the Company’s common stock.  Each outstanding share of common stock is entitled to one vote on each matter presented at the Annual Meeting.  At the close of business on the record date, there were 8,624,462 shares of common stock outstanding.
Who may attend the Annual Meeting?
The Annual Meeting is open to all Company stockholders and their designated proxy holders.  All attendees will be required to sign-in at the entrance to the meeting, and the Company reserves the right to request proof of stock ownership including brokerage statements for beneficial owners with shares held by their broker, proxy holder status (a valid proxy) or acceptable photo identification before granting entrance to the meeting.  Everyone attending the Annual Meeting agrees to abide by the rules for the conduct of the proceedings.  The use of cameras, recording devices and other electronic devices (including cell phones) is prohibited during the Annual Meeting, unless the attendee receives written authorization from the Company’s Secretary, who will be attending the Annual Meeting.
Where is the location of the Annual Meeting?
The Annual Meeting is being held at the main office of the Company and the Bank located at 110 E. Charles Street in Muncie, Indiana.  The office is on the northwest corner of E. Charles Street and S. Mulberry Street (between S. Walnut and S. Madison Streets).  Company and Bank personnel will be present to direct you to the location of the Annual Meeting in the main office building.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted.  The presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of the shares of common stock outstanding on the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non‑votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice of the adjourned meeting will be given, unless the adjourned meeting is held after June 30, 2019.  An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

How do I vote?
You may vote by internet.  To vote by Internet, have in hand a copy of the Proxy Card and the 16 digit identification number assigned to you in a box marked by an arrow (→ xxxx-xxxx-xxxx-xxxx) on the Proxy Card, go to www.proxyvote.com and follow the instructions for voting.  The deadline for voting online is 11:59 p.m. Eastern Time on April 30, 2019.  If your shares are held through a broker, bank or other nominee, check the voting form you received from that firm in order to determine whether, and how, you can vote online.
You may vote by phone.  To vote by phone, have in hand a copy of the Proxy Card and the 16 digit identification number assigned to you in a box marked by an arrow (→ xxxx-xxxx-xxxx-xxxx) on the Proxy Card, call the toll-free phone number 1-800-690-6903 and follow the instructions for voting.  The deadline for voting by phone is 11:59 p.m. Eastern Time on April 30, 2019.  If your shares are held through a broker, bank or other nominee, check the voting form you received from that firm in order to determine whether, and how, you can vote by phone.
You may vote by mail.  To vote by mail, request a paper copy of the Proxy Card or all the proxy materials as noted in the response to the previous question.  Then complete, sign and date the Proxy Card and return it in the postage-paid envelope provided or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY  11717, in a timely manner.  The mailed card must be received by the Company before the start of the Annual Meeting.  If your shares are held through a broker, bank or other nominee, check the voting form you received from that firm in order to determine whether, and how, you can vote by mail.
You may vote in person at the annual meeting.  If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting.  Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the record holder of your shares indicating that you were the beneficial owner of those shares at the close of business on March 4, 2019, the record date for voting at the Annual Meeting.  You are encouraged to vote by proxy prior to the Annual Meeting, even if you plan to attend the meeting.
What if I return my executed Proxy Card without voting instructions?
Where properly executed proxies are returned to us without specific voting instructions, your shares will be voted by the proxy holders named on the Proxy Card “FOR” the election of management’s director nominees, “FOR” the advisory (non-binding) resolution to approve our executive compensation “FOR” the approval of the 2019 Omnibus Incentive Plan and “FOR” the ratification of the appointment of our independent registered public accounting firm.
What if other business is presented at the Annual Meeting?
Should any other matters be properly presented at the Annual Meeting for action, the proxy holders named on the Proxy Card and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  No other matters currently are expected by the Board of Directors to be properly presented at the Annual Meeting.
What if my shares are held in “street name” by a broker?
If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions.  If you do not give instructions to your broker, your broker will be entitled to vote your shares with respect to “discretionary” items.  However, your broker will not be permitted to vote your shares with respect to “non-discretionary” items, and your shares will be treated as “broker non-votes.”  Whether an item is discretionary is determined by the exchange rules governing your broker.  The election of directors and the advisory (non-binding) votes regarding executive compensation and the approval of the 2019 Omnibus Incentive Plan are non-discretionary items.  The ratification of our auditors is a discretionary item.  Your broker will forward information to you indicating how you can forward voting instructions and whether you can forward them by Internet, mail or phone.

What if my shares are held in the Bank’s employee stock ownership plan (“ESOP”)?
If you are a participant in the Bank’s ESOP, the plan trustee is required to vote the shares allocated to your account under the plan in accordance with your instructions.  If you do not instruct the trustee how to vote your allocated shares, the trustee may vote your allocated shares in its sole discretion.
What if my shares are held in the Company’s 401(k) plan?
If you are one of our employees who owns Company shares in our 401(k) plan, you will receive voting instructions with respect to all the MutualFirst shares allocated to your account.  You are entitled to direct the trustee how to vote your shares.  If you do not provide instructions, your shares will be voted by the trustee in its sole discretion.
Can I change my vote after I submit my proxy?
Yes, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:
•	properly submitting a later-dated proxy by Internet or phone by 11:59 p.m. Eastern Time on April 30, 2019;
•	properly mailing a later-dated proxy that is received by the Company before the start of the Annual Meeting;
•	giving written notice of the revocation of your proxy to the Company’s Secretary prior to the Annual Meeting; or
•	voting in person by ballot at the Annual Meeting.
Your proxy will not be automatically revoked just by your attendance at the Annual Meeting.  You must actually vote at the meeting by submitting a ballot in order to revoke a prior proxy.  If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change your voting instructions to that nominee.
How will abstentions be treated?
If you abstain from voting, your shares will be included for purposes of determining whether a quorum is present.  Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for Proposal 1.  If you abstain from voting on Proposals 2, 3 or 4 your shares will not be included in the number of shares voting on the proposal and, consequently, your abstention will have no effect on whether the proposal is approved.
How will broker non-votes be treated?
Shares treated as broker non-votes on one or more proposal will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast.  Proposal 1 is a non-discretionary item that includes broker non-votes; however, because the directors are elected by a plurality of the votes cast, the broker non-votes will have no impact on the election results.  If you do not instruct your broker, bank or nominee how to vote your shares on Proposal 2 and 3, your shares will not be included in the number of shares voting on the proposal and will have no effect on whether the proposal is approved.  Proposal 4 is a discretionary item, so your broker is entitled to cast a vote without receiving instructions from you.  If, however, your broker does not cast any votes absent your instructions, these broker non-votes will have no effect on whether the proposal is approved.

Vote required to approve Proposal 1: Election of four directors.

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting by holders of MutualFirst common stock.  Stockholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the election of directors.

What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.
Vote required to approve Proposal 2: Advisory resolution to approve our executive compensation.
The adoption of the advisory (non-binding) resolution to approve our executive compensation as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.
Vote required to approve Proposal 3: Approval of the Company’s 2019 Omnibus Incentive Plan.
The approval of the 2019 Omnibus Incentive Plan as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes outstanding and entitled to vote on the matter, in person or by proxy, at the Annual Meeting.
Vote required to approve Proposal 4: Ratification of the appointment of our independent registered public accounting firm.
The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of shares cast, in person or by proxy, at the Annual Meeting.
How does the Board of Directors recommend I vote on the proposals?
Your Board of Directors recommends that you vote:
•	FOR the election of four director nominees to the Board of Directors, for terms as indicated in this proxy statement;
•	FOR the adoption of an advisory (non-binding) resolution to approve our executive compensation as disclosed in this Proxy Statement;
•	FOR the approval of the Company’s 2019 Omnibus Incentive Plan; and
•	FOR the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2019.
STOCK OWNERSHIP
Stock Ownership of Significant Stockholders, Directors and Executive Officers
The following table shows, as of March 4, 2019, the beneficial ownership of the Company’s common stock by:
•	any persons or entities known by management to beneficially own more than 5% of the outstanding shares of Company common stock;
•	each director and director nominee of the Company;
•	each executive officer of the Company and the Bank named in the “2018 Summary Compensation Table” appearing below; and
•	all of the executive officers and directors of the Company and the Bank as a group.
The address of each of the beneficial owners, except where otherwise indicated, is the Company’s address.  As of March 4, 2019, there were 8,624,462 shares of Company common stock issued and outstanding.
Beneficial ownership is determined in accordance with the rules of the SEC.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding stock options beneficially owned and held by that person that are currently exercisable or exercisable within 60 days after March 4, 2019, are deemed outstanding.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Beneficial Ownership	Percent of Common Stock Outstanding

Greater than 5% Stockholders and MutualBank Benefit Plan
PL Capital Group/Richard J. Lashley 47 E. Chicago Avenue, Suite 328 Naperville, IL 60540	715,773(3)	8.3%
Ancora Advisors, LLC 6060 Parkland Blvd., Suite 200 Cleveland, OH 44124	530,725(4)	6.2%

Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road Austin, Texas 78746	452,083(2)	5.2%

MutualBank Employee Stock Ownership and 401(k) Plan 110 E. Charles Street, Muncie, Indiana 47305-2400	377,756(1)	4.4%
Directors, Directors Nominees and Executive Officers
Wilbur R. Davis, Director and Chairman of the Board	51,700(5)	* %
David W. Heeter, Director, President and Chief Executive Officer	97,920(6)	1.1
Mark L. Barkley, Director	327,350(7)	3.8
Patrick C. Botts, Director and Executive Vice President	92,014(8)	1.1
Linn A. Crull, Director	61,000(9)	*
Brian C. Hewitt, Director	1,560	*
William V. Hughes, Director	34,549(10)	*
Richard J. Lashley, Director	717,773(11)	8.3
Edward C. Levy, Director	31,931	*
Michael J. Marien, Director	55,550	*
James D. Rosema, Director	55,000(12)	*
Charles J. Viater, Director and Senior Vice President	247,166(13)	2.9
Michelle A. Altobella, Director	---	*
James M. Bernard, Director	532,925(14)	6.2
Christopher D. Cook, Chief Financial Officer	63,133(15)	*
Christopher L. Caldwell, Senior Vice President - MutualBank	17,244(16)	*

All executive officers, directors and director nominees as a group (17 persons)	2,407,027(17)	27.4%
* Less than 1% of outstanding shares.
________________________
(1)
Represents shares held by The MutualBank Employee Stock Ownership and 401(k) Plan, including 23,930 shares in 401(k) accounts and 353,826 shares that were allocated to accounts of the participants in the ESOP as of December 31, 2018.  First Bankers Trust Services, Inc., the trustee of the ESOP, may be deemed to beneficially own the shares held by the MutualBank Employee Stock Ownership and 401(k) Plan.  MutualBank Employee Stock Ownership and 401(k) Plan filed a Schedule 13G amendment with the SEC on February 12, 2019.

(2)
Represents shares held by clients of Dimensional Fund Advisors LP, an investment advisor, which disclaims beneficial ownership of these shares.  Dimensional Fund Advisors LP filed an amended Schedule 13G with the SEC on February 8, 2019.

(Footnotes continue on next page)

________________________
(3)
According to filings under the Exchange Act, the PL Capital Group consists of the following persons and entities which share beneficial ownership of certain of the shares: Financial Edge Fund, L.P. (“Financial Edge Fund”); Financial Edge-Strategic Fund, LP (“Financial Edge Strategic”); PL Capital Focused Fund, L.P. (‘Focused Fund”), PL Capital, LLC (“PL Capital’), general partner of Financial Edge Fund, Financial Edge Strategic and Focused Fund; PL Capital Advisors, LLC (“PL Capital Advisors”), the investment advisor to Financial Edge Fund, Financial Edge Strategic, Focused Fund and Goodbody/PL LP; Goodbody /PL Capital LP (“Goodbody/PL LP”);Goodbody/PL Capital LLC(“Goodbody/PL LLC”), general partner of Goodbody/PL LP; John W. Palmer as managing member of PL Capital, PL Capital Advisors and Goodbody/PL LLC and individually; Richard Lashley, as managing member of PL Capital, PL Capital Advisors and Goodbody/PL LLC, and individually. Mr. Lashley is also a director of the Company. PL Capital Group has shared voting and dispositive power over 715,773 shares.

(4)
Represents shares held by Ancora Advisors, LLC, a registered investment advisor, as filed on Schedule 13-D/A on March 2, 2018 and as updated with information provided to the Company on Schedule 13-F.  Ancora Advisors, LLC reported sole voting and dispositive power over 530,725 shares. Mr. Bernard, a director nominee is a representative of Ancora Advisors.

(5)	Includes options for 5,000 shares and 20,000 shares owned by Mr. Davis’ spouse.
(6)	Includes options for 40,000 shares, 14,490 shares allocated to Mr. Heeter in the ESOP and 20,000 shares pledged as security for debt.
(7)	Includes 198,650 shares held directly and 128,700 shares held by the Eleanor T. Barkley, LP for which Mr. Barkley is the manager.
(8)	Includes options for 53,000 shares, 1,360 shares owned by Mr. Botts’ spouse, 200 shares in a UTMA account for his son and 13,135 shares allocated to Mr. Botts in the ESOP.
(9)	Includes options for 5,000 shares, 20,000 shares owned by Mr. Crull’s spouse and 23,500 shares pledged as security for debt.
(10)	Includes options for 5,000 shares, 500 shares owned by Mr. Hughes’ spouse and 4,000 shares in an IRA account.
(11)
Of the shares reported as beneficially owned by Mr. Lashley 352,451 shares of common stock are held in the name of Financial Edge Fund, L.P.; 154,723 shares of common stock are held in the name of Financial Edge-Strategic Fund, L.P.; 66,886 shares of common stock are held in the name of PL Capital/Focused Fund, L.P.; 141,713 shares of common stock are held in the name of Goodbody/PL Capital, L.P.; and 2,000 shares of common stock are held in Mr. Lashley's IRA.  With regard to the shares held by Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., PL Capital/Focused Fund, L.P., and Goodbody/PL Capital, L.P., Mr. Lashley reports beneficial ownership above because he has shared voting and dispositive power as a Managing Member of PL Capital, LLC and Goodbody/PL Capital, LLC, the general partners of the funds, and as a Managing Member of PL Capital Advisors, LLC, the investment advisor of the Funds.  Mr. Lashley disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(12)	Includes 7,500 shares owned by Mr. Rosema’s spouse.
(13)	Includes options for 20,000 shares, 16,033 shares in Mr. Viater’s 401(k) account; 25,694 shares allocated to Mr. Viater in the ESOP; and 56,965 shares pledged as security for debt.
(14)	Mr. Bernard is a representative of Ancora Advisors. See footnote 4.
(15)	Includes options for 30,462 shares, 4,883 shares allocated to Mr. Cook in the ESOP and 20,000 shares pledged as security for debt.
(16)	Includes options for 5,000 shares and 2,115 shares allocated to Mr. Caldwell in the ESOP.
(17)
This amount includes options for 172,142 shares held by directors and executive officers and 120,465 shares pledged as security for debt.  This amount does not include the 200,000 shares owned by the MutualBank Charitable Foundation, Inc., which is an Indiana non-profit corporation and 501(c)(3) tax-exempt organization with no stock or stockholders.  Two of the six directors and all the officers of the foundation also are directors or officers of the Company or the Bank.  Pursuant to its charter and applicable federal regulations, these shares are required to be voted in any stockholder vote in the same ratio as the votes cast by all other stockholders of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of the Company’s common stock, to report to the SEC their initial ownership of the Company’s common stock and any subsequent changes in that ownership.  Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any late filings or failures to file.
To the Company’s knowledge, based solely on its review of the Section 16 reports filed by its directors and executive officers and written representations from those directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s executive officers and directors during the year ending December 31, 2018, were met, with the exception of two Form 3s filed late for directors Altobella and Bernard and one report covering 1,000 shares for Director Bernard and one report covering 49 shares for Director Hughes.

PROPOSAL 1
ELECTION OF DIRECTORS
General
The Company’s Board of Directors consists of 13 directors, divided into three classes.  Directors in each class generally are elected to serve for three-year terms that expire in successive years.  The term of one of the classes of MutualFirst’s directors will expire at the Annual Meeting. As a result of Company policy that requires directors to resign from the Board at the Annual Meeting following their attainment of 72 years of age, Director Rosema will retire as a member of the Board of Directors at the Annual Meeting. The Board thanks Mr. Rosema for many years of dedicated service. Due to Director Rosema’s departure as a director from the Board, the Company anticipates reducing the size of its Board at the Annual Meeting.
In addition, James M. Bernard was elected as a Director for a term ending at the 2020 Annual Meeting, pursuant to an agreement dated March 16, 2018 with Ancora Advisors and certain of its affiliates, including Mr. Bernard (the “Ancora Parties”). In order to address the concerns of the Ancora Parties, the Company nominated Mr. Bernard to the Board. Mr. Bernard has financial institution experience and is a Chartered Financial Analyst. Together in 2018 with the Ancora Parties, Mr. Bernard owns 6.2% of the company’s stock.
Nominees and Directors
The Company’s Board of Directors, based on the recommendations of the Nominating Committee, has nominated David W. Heeter and Brian C. Hewitt for election as Directors for three-year terms expiring at the Annual Meeting of Stockholders to be held in 2022, Edward C. Levy for election as a Director for a two-year term expiring at the Annual Meeting of stockholders to be held in 2021 and Michael J. Marien for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2020. All of the Company’s Directors who currently serve also serve as Directors of the Bank. All Directors are required to retire at the Annual Meeting following the attainment of age 72 pursuant to Company policy.
The following table describes the Directors who are up for election at the Annual Meeting.
Name	Age(1)		Positions with the Company	Director Since(2)	Term Expires
Nominees
David W. Heeter	57		President, Chief Executive Officer and Director	2003	2022
Brian C. Hewitt	60	`	Director	2013(3)	2022
Edward C. Levy	70		Director	2005(4)	2021
Michael J. Marien	71		Director	1987(4)	2020

Other Directors Continuing in Office
Michelle A. Altobella	48		Director	2018	2021
Mark L. Barkley	55		Director	1997(3)	2021
Patrick C. Botts	55		Executive Vice President and Director	2003	2021
Richard J. Lashley	60		Director	2017	2021
Linn A. Crull	63		Director	1997	2020
Wilbur R. Davis	64		Director	1991	2020
Charles J. Viater	64		Senior Vice President and Director	1995(4)	2020
James M. Bernard	67		Director	2018	2020
William V. Hughes	71		Director	1999	2020

___________________
(1) At March 4, 2019.
(2) Includes years of service on the Board of the Bank prior to the formation of the Company.
(3) Includes years of service as a director of Universal Bancorp which was acquired by MutualFirst on February 28, 2018.
(4) Includes service as a director of MFB Corporation which was acquired by MutualFirst 2008.

The nominees have each consented to being named in this Proxy Statement and have agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.
The Company’s Board of Directors recommends that you vote “FOR” the election of each of the nominees.
Business Experience and Qualifications of Directors
The Board believes that the many years of service that our Directors have at the Company, the Bank or other financial institutions acquired by the Company is one of their most important qualifications for continued service on our Board.  This service has given them extensive knowledge of the banking business and our Company.  Furthermore, their service on Board committees, especially in areas of audit, compliance, compensation and trust business is critical to their ability to oversee the management of the Company and the Bank by our executive officers.  Service on the Board by three of our senior executive officers aids the outside directors’ understanding of the critical and complicated issues that are common in the banking business.  Each outside director brings special skills, experience and expertise to the Board as a result of their other business activities and associations.  The business experience for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that further supports his service as a director are set forth below.
Michelle A. Altobella. Ms. Altobella is an attorney and currently the Chief Privacy Officer for Indiana University Health, Inc. and the Vice President and General Counsel for Indiana University Health East Region. Ms. Altobella is a specialist in healthcare law and corporate governance. Her expertise in corporate governance and her participation in our local business community over two decades enhances the Boards knowledge of corporate governance issues and involvement with the community.
Mark L. Barkley.  Mr. Barkley is the former chairman and CEO of Universal Bancorp and BloomBank, a position he held from 1997 until its merger with the Company in February 2018. Mr. Barkley’s over 20-year background in bank operations and knowledge of our expanded market after the Universal acquisition are important to the Board and assists the Board in carrying out their functions of overseeing and understanding many aspects of the Bank’s business.
James M. Bernard. Mr. Bernard is a seasoned investment professional and holds the CFA designation. He is the Senior Vice President and Fixed Income Portfolio Manager for Ancora Advisors LLC. Mr. Bernard has also worked in a financial institution as an investment manager. Mr. Bernard’s vast experience understanding financial market conditions and the challenges they may pose helps the Board in addressing business issues.
Patrick C. Botts.  Mr. Botts has served as Executive Vice President of the Company and President and Chief Operating Officer of the Bank since November 2003.  During the years prior to that appointment, he had served as the Executive Vice President, Vice President of Human Resources, Marketing and Administration and Vice President of Retail Lending for the Bank and has been employed by the Bank since 1986.  Mr. Botts’ many years of service in all areas of the Bank’s operations and his duties as President of the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces, and he is well suited to educating the Board on these matters.
Linn A. Crull.  Mr. Crull is a Certified Public Accountant and has been a member and managing partner of the accounting firm of Whitinger & Company, LLC, Muncie, Indiana, since 1979.  Mr. Crull has over 40 years of experience in public accounting, including conducting audits and preparing financial statements, and his knowledge of generally accepted accounting principles brings important technical expertise to the Board and was critical to his selection for service on the Board and as Chair of the Audit/Compliance Committee.  His years of providing business consulting services to a broad range of companies has provided him with knowledge of compensation issues that aids the Board and the Compensation Committee. His skills and experience as a member of a financial advisory firm provides insight into various investment vehicles that supports the Board and the Wealth Management Committee.

Wilbur R. Davis.  Mr. Davis currently serves as President of the Ball State Innovation Corporation, the technology transfer and commercialization arm of Ball State University.  Mr. Davis also served as co-founder and President of Ontario Systems, LLC, a computer software company located in Muncie, Indiana from 1980 until July, 2008 and Chairman until January 1, 2016.  He is the Chairman of the Board of Directors of the Company and the Bank.  Mr. Davis brings management expertise, as well as information technology knowledge to the Board.  His participation in our local business community for over 30 years brings a knowledge of the local economy and business opportunities to the Bank.
David W. Heeter.  Mr. Heeter has served as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank since 2003.  During the years prior to that appointment, he had served as Executive Vice President of the Company and the Bank and as Chief Operating Officer and Vice President of Human Resources, Marketing and Administration of the Bank.  He has been employed by the Bank since 1986.  Mr. Heeter’s many years of service in all areas of the Bank’s operations and his duties as Chief Executive Officer of the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces, and he is well suited to educating the Board on these matters.
Brian C. Hewitt.  Mr. Hewitt is a former director of Universal Bancorp and BloomBank, a position he held from 2013 until its merger with the Company in February, 2018. Mr. Hewitt is currently a practicing attorney with the firm of Hewitt Law and Mediation LLC. Mr. Hewitt represents businesses and individuals in the areas of estate and trust planning and litigation as well as mediation, real estate, business and commercial law. His legal background serves the Board as a resource for matters of real estate, contract law and business transactions.
William V. Hughes.  Mr. Hughes has served as a partner in the law firm of Beasley & Gilkison, LLP, Muncie, Indiana, since 1977.  That law firm serves as general counsel to the Bank.  Mr. Hughes brings extensive legal knowledge to the Board, particularly with respect to Indiana real property law, commercial transactions, trusts and estates and business litigation.  His legal background also serves the Board as a resource for matters of corporate governance and director responsibility. Mr. Hughes chairs the Wealth Management Committee.
Richard J. Lashley.  In 1996 Mr. Lashley became a co-founder and co-owner of PL Capital LLC, an investment management firm which specializes in the banking industry.  In addition, Mr. Lashley has served on multiple bank and thrift boards.  Mr. Lashley currently also serves as a director of Banc of California.  From June 2015 to February 2016, Mr. Lashley served as a director of Metro Bancorp, Inc. in Harrisburg, PA. From 2009 - 2013, Mr. Lashley served as a director of State Bancorp, Inc., in Jericho, New York. From 2011 - 2015, Mr. Lashley served as a director of BCSB Bancorp, Inc., in Baltimore, Maryland, and from 2008-2011, Mr. Lashley served as a director of Community FSB Holding Co., in Woodhaven, NY.  He worked for KPMG Peat Marwick, LLP from 1984-1996 where he provided professional accounting and financial advisory services to bank and thrift clients nationwide.  He is licensed as a CPA in New Jersey (status inactive). Mr. Lashley serves as Chairman of the Compensation Committee and serves on the Audit Committee.
Edward C. Levy.  Mr. Levy has been an officer and owner of Freeman-Spicer Financial Services, Inc., a business finance and leasing company for more than five years and is a 50% owner and managing partner in two real estate partnerships.  During 2010, he became chairman of One-Touch Automation, Inc., a company engaged in home and business automation and security systems in Indiana.  He is a partner in CVM Productions, Inc., a video production company specializing in corporate marketing and advertising videos and live sports broadcasting for network distribution.  Mr. Levy is also president of Visible Electronics, Inc. a lighting and electronic company.  The company has also developed lifts for the RV Industry.  He had served as a director of MFB Corp. and its banking subsidiary for three years prior to their acquisition by the Company in 2008.  Mr. Levy’s extensive knowledge of investments, insurance and these regulated industries supports the Board’s and Wealth Management Committee’s knowledge in these areas.  He also brings that understanding of regulations to the Audit/Compliance Committee.  Mr. Levy’s background in finance, real estate and management is also important to his service on our Audit/Compliance Committee.
Michael J. Marien.  Mr. Marien is employed by R. W. Baird, a registered broker/dealer and investment advisor firm.  He has an active FINRA Series 7 License and Series 66 Indiana License.  He retired in 2009 as Account Manager for IT/Signode Corp., a division of Illinois Tool Works (packaging of steel industry products and services, Glenview, Illinois), after 40 years of service.  He had served as a director of MFB Corp. and its banking subsidiary for 21 years and was chairman of the board of MFB Corp. for five years prior to the acquisition by the Company in 2008.  Mr. Marien brings his prior knowledge of the Wealth Management business of MFB Corp. to his service on our Wealth Management Committee and Compensation Committee.  His participation in our local business community for over 30 years brings knowledge of the local economy and business opportunities to the Bank.

Charles J. Viater.  Mr. Viater has served as Senior Vice President of the Company and Regional President of the Bank since July 2008.  He had served as president, chief executive officer and a director of MFB Corp. and its banking subsidiary for 13 years prior to their acquisition by the Company in 2008.  Prior to its acquisition by the Company, MFB Corp. had $500 million in assets and was operated under the leadership of Mr. Viater.  Mr. Viater’s over 30-year background in bank operations and knowledge of the local communities we now serve after the MFB Corp. acquisition are important to the Board.  He has training as a CPA.
Director Compensation
The Company uses a combination of cash and stock-based compensation to attract and retain qualified persons to serve as non-employee directors of the Company and the Bank.  Each director of the Company also is a director of the Bank.  Directors are not compensated separately for their service on the Company’s Board of Directors.  In setting director compensation, the Board of Directors considers the significant amount of time and level of skill required for service on the Boards of the Company and the Bank, particularly due to the duties imposed on directors of public companies and financial institutions.  The types and levels of director compensation are annually reviewed and set by the Compensation Committee and ratified by the full Board of Directors.
For the year ending December 31, 2018, each director received an annual fee of $34,000 for serving on the Bank’s Board of Directors, except for Messrs. Heeter, Botts, and Viater, who were compensated as executive officers of the Bank and are not separately compensated as directors.  Mr. Davis receives an additional $10,000 per year for serving as Chairman of the Board of Directors; Mr. Crull receives an additional $5,000 for serving as the Chairman of the Audit/Compliance Committee; Mr. Lashley receives an additional $3,000 for serving as Chairman of the Compensation Committee; and Mr. Hughes receives an additional $3,000 for serving as the Chairman of the Wealth Management Committee.  In addition, each director receives $200.00 per Board committee meeting attended and the Audit/Compliance Committee members receive $400.00 per meeting attended. No stock options were granted to directors in 2018.
The Bank maintains deferred compensation arrangements with some directors, which allowed them to defer all or a portion of their Board fees earned before September 2008 and earn interest on deferred amounts at the rate of 10% per year, which rate was set at the inception of the plan in 1993 and was not an above-market rate at that time.  Participants receive the deferred amounts as income when they are no longer serving as active directors.  The participant may choose to receive the deferred payments in a lump sum or in annual installments for 15 years beginning at age 70.
Messrs. Levy and Marien were parties to director fee continuation agreements with the institution acquired in 2008, which were assumed by the Company.  Those agreements provided that if the director retired after attaining age 72 and had served as a director for at least five years, he would be entitled to an annual retirement benefit for five years (or 10 years, if the director had more than 10 years of service) equal to 50% of the total fees paid to him during the last plan year before ending service.  These agreements also provided that, in the event of a change in control followed within 24 months by a termination of service as a director prior to age 72, the director would be entitled to receive the present value of the normal retirement benefit (without regard to years of service) paid in a lump sum.

Director Compensation Table for 2018
The following table provides compensation information for each member of our Board of Directors during the year ending December 31, 2018 (except for Messrs. Heeter, Botts and Viater, whose compensation is reported as named executive officers).  All prior stock options and restricted stock awards to non-officer directors were fully vested at December 31, 2018, and no stock option or restricted stock awards were granted to non-officer directors during 2018.
Name	Fees Earned or Paid in Cash	Option Awards	Change in Pension Value and Non Qualified Deferred Compensation Earnings(1)	All Other Compensation(2)	Total
Michelle A. Altobella	$26,300	---	$ ---	---	$ 26,300
Mark L. Barkley	$28,733	---	$ ---	---	$ 28,733
James M. Bernard	$26,300	---	$ ---	---	$ 26,300
Linn A. Crull(3)	$42,200	---	$33,978	---	$ 76,178
Wilbur R. Davis(4)	$46,600	---	$55,566	---	$102,166
Brian C. Hewitt	$28,733	---	$ ---	---	$ 28,733
William V. Hughes(5)	$37,800	---	$ ---	---	$ 37,800
Richard J. Lashley(6)	$38,000	---	$ ---	---	$ 38,000
Edward C. Levy (7)	$36,400	---	$ ---	---	$ 36,400
Michael J. Marien(8)	$35,600	---	$ ---	---	$ 35,600
James D. Rosema(9)	$35,000	---	$55,605	---	$ 90,605

_______________________
(1)	Amounts reported for Messrs. Crull, Davis and Rosema reflect only the above-market earnings on their deferred compensation accounts.

(2)
No director received personal benefits or perquisites exceeding $10,000 in the aggregate. The earnings on each director’s deferred compensation account, excluding the above-market earnings reported in the preceding column, are reported in the footnotes below.

(3)
Fees paid include $3,200 for committee meetings attended and $5,000 as audit committee chair. As of December 31, 2018, Mr. Crull owned exercisable options for 5,000 shares of Company stock.  Mr. Crull’s other 2018 earnings on his deferred compensation account were $19,363.

(4)
Fees paid include $2,600 for committee meetings attended and $10,000 as chairman fee. As of December 31, 2018, Mr. Davis owned exercisable options for 5,000 shares of Company stock.  Mr. Davis’ other 2018 earnings on his deferred compensation account were $31,665.

(5)
Fees paid include $800.00 for committee meetings attended and $3,000 as Wealth Management Committee Chair.  As of December 31, 2018, Mr. Hughes owned exercisable options for 5,000 shares of Company stock.

(6)	Fees paid include $2,000 for committee meetings attended and $2,000 as Compensation Committee Chair.

(7)	Fees paid include $2,400 for committee meetings attended.

(8)	Fees paid include $1,600 for committee meetings attended. As of December 31, 2018, Mr. Marien owned exercisable options for 5,000 shares of Company stock.

(9)	Fees paid include $1,000 for committee meetings attended. Mr. Rosema’s other 2018 earnings on his deferred compensation account were $31,687.

Business Relationships and Transactions with Executive Officers, Directors and Related Persons
The Company and the Bank may engage in transactions or series of transactions with our directors, executive officers and certain persons related to them.  Except for loans by the Bank, which are governed by a separate policy, these transactions are considered “related party” transactions under applicable regulations of the SEC and are subject to review and approval of the Audit/Compliance Committee and ratification by the Board of Directors.  All other transactions with executive officers, directors and related persons are approved by the Board of Directors.
The Bank has a written policy of granting loans to officers and directors, which fully complies with all applicable federal regulations.  Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.  These loans to directors and executive officers are not made at preferential rates; however, certain closing fees are waived.  No director, executive officer or any of their affiliates had aggregate indebtedness to the Bank at below-market interest rates exceeding $120,000 in the aggregate since December 31, 2018.  Loans to all directors and executive officers and their associates totaled approximately $12.7 million at December 31, 2018, which was approximately 6.3% of the Company’s consolidated stockholders’ equity at that date.  All loans to directors and executive officers were performing in accordance with their terms at December 31, 2018.
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES AND
CORPORATE GOVERNANCE MATTERS
Board Meetings, Independence and Ethics Code
Meetings of the Company’s Board of Directors are generally held on a monthly basis. The Company’s Board of Directors held 12 regular meetings and one ADHOC meeting during the year ending December 31, 2018. During 2018, each of the directors of the Company attended 80% or more of the aggregate of the total number of Board meetings and the total number of meetings of the Board committees on which the director served.  Generally, all directors attend each annual meeting of stockholders, and all but one of our directors attended last year’s annual meeting.
The Board has determined that Directors Crull, Davis, Hewitt, Lashley, Levy, Marien, Rosema, Altobella and Bernard, who constitute a majority of our Board members, are “independent directors,” as that term is defined in the NASDAQ listing standards.  Among other things, when making this determination, the Board considers each director’s current or previous employment relationships and material transactions or relationships with the Company or the Bank, members of their immediate family and entities in which the director has a significant interest.  The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent.  Among other matters, in reaching its determination on independence, the Board considered the fact that certain of the directors or their affiliates have borrowed money from the Bank.  See "Election of Directors - Business Relationships and Transactions with Executive Officers, Directors and Related Persons."
Stockholders may communicate directly with the Board of Directors by sending written communications to Wilbur R. Davis, Chairman of the Board, MutualFirst Financial, Inc., 110 E. Charles Street, Muncie, Indiana  47305-2400.
The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees.  You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, 110 E. Charles Street, Muncie, Indiana  47305-2400 or by calling (765) 747-2800.  In addition, the Code of Business Conduct and Ethics was filed with the SEC as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2003, and is available at http://www.bankwithmutual.com/conduct.
Board Leadership Structure and Risk Oversight
As noted above, the positions of Chairman of the Board of the Company and Chief Executive Officer and President of the Company are held by separate persons.  This has been the case since the Company was formed.  The

Board believes this structure is appropriate for the Company and the Bank because it creates a clear line between management by the executive management and oversight of management by the Board of Directors, led by the Chairman.
Committees of the Board of Directors
The Board of Directors of the Company has standing Audit/Compliance, Compensation, Wealth Management and Nominating Committees.  The Board of Directors has adopted written charters for the Audit/Compliance Committee, the Compensation Committee and the Nominating Committee.  Copies of the charters for the Audit/Compliance Committee, Compensation Committee and the Nominating Committee are available on our website at http://www.bankwithmutual.com/Committees.  You also may obtain a copy of these committee charters free of charge by writing to the Corporate Secretary, MutualFirst Financial, Inc., 110 E. Charles Street, Muncie, Indiana  47305-2400 or by calling (765) 747-2800.
Audit/Compliance Committee
The Audit/Compliance Committee is comprised of Directors Crull (Chairman), Bernard, Davis, Lashley and Levy, all of whom are “independent directors” under the NASDAQ listing standards.  No member of the Audit/Compliance Committee had any relationship with the Company or the Bank requiring disclosure under Item 404 of SEC Regulation S-K, which requires the disclosure of certain related person transactions.  The Board of Directors has determined that Directors Crull, Lashley and Levy each is an “audit committee financial expert” as defined in Item 407(e) of Regulation S-K of the SEC and that all of the Audit/Compliance Committee members meet the independence and financial literacy requirements under the NASDAQ listing standards.  In 2018, the Audit/Compliance Committee met four times.
The Audit/Compliance Committee is responsible for hiring, terminating and/or reappointing the Company’s independent auditor and for reviewing the annual audit report prepared by our independent registered public accounting firm.  The functions of the Audit/Compliance Committee also include:
•	approving non-audit and audit services to be performed by the independent registered public accounting firm;
•	reviewing and approving all related party transactions for potential conflict of interest situations;
•	reviewing and assessing the adequacy of the Audit/Compliance Committee Charter on an annual basis;
•	reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;
•	ensuring the existence of effective accounting and internal control systems; and
•	overseeing the entire audit function of the Company, both internal and independent.
Compensation Committee
The Compensation Committee is comprised of six independent directors, Directors Lashley (Chairman), Altobella, Crull, Davis, Marien and Rosema. No member of the Compensation Committee had any relationship with the Company or the Bank requiring disclosure under Item 404 of SEC Regulation S-K, which requires the disclosure of certain related person transactions.  The Compensation Committee is responsible for:
•
determining compensation to be paid to its officers and employees, which are based, in part, on the recommendations of Messrs. Heeter and Botts, except that compensation paid to Mr. Heeter is determined based on the recommendation of a majority of the independent directors, and neither Mr. Heeter nor Mr. Botts are present during voting or deliberations concerning their compensation;

•	overseeing the administration of the employee benefit plans covering employees generally;
•	administering the Company’s cash and equity compensation incentive plans;
•	setting Board and Board committee fees; and
•	reviewing our compensation policies and programs.
The Company’s Compensation Committee met five times during the year ending December 31, 2018. The Compensation Committee does not delegate its authority to any one of its members or any other person.  The Compensation Committee did not retain any compensation consultants in 2018 to determine or recommend the level or form of director or executive compensation. The Compensation Committee also reviews our incentive compensation plans to determine if they encourage undue or unnecessary risk or the manipulation of earnings.

Nominating Committee
The Nominating Committee is comprised of Directors Davis (Chairman), Altobella, Bernard, Crull and, Lashley.  The Nominating Committee is primarily responsible for selecting and recommending nominees for election to the Board.  The Nominating Committee generally meets once per year to make nominations.  The Nominating Committee will consider nominees recommended by stockholders in accordance with the procedures in the Company’s bylaws, but the Nominating Committee has not actively solicited such nominations.  The Nominating Committee has the following responsibilities under its charter:
•	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
•
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

•	review nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company’s charter and bylaws;
•	consider and evaluate nominations from stockholders using the same criteria as all other nominations;
•	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and
•	perform any other duties or responsibilities expressly delegated to the Committee by the Board.
As noted above, the Nominating Committee Charter provides for a number of criteria that are considered when selecting new members of the Board.  Those criteria, as well as viewpoint, skill, race, gender and national origin, are considered by the Nominating Committee and the Board when seeking to fill a vacancy or a new seat on the Board in order to consider diversity on our Board of Directors.
Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 1.09 of the Company’s bylaws.  In general, to be timely, a stockholder’s notice must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; however, if less than 100 days’ notice of the date of the scheduled annual meeting is given by the Company, the stockholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made.  The stockholder’s notice must include the information set forth in Article I, Section 1.09 of the Company’s bylaws, which includes the following:
•
as to each person whom a stockholder proposes to nominate for election as a director: all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

•
as to the stockholder giving the notice: the name and address of the stockholder as they appear on the Company’s books and the number of shares of the Company’s common stock beneficially owned by the stockholder.

This description is a summary of our nominating process.  Any stockholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s charter and bylaws and in Maryland law.  During the year ending December 31, 2018, the Nominating Committee was responsible for selecting director nominees and met one time with respect to the selection of director nominees.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

In this section, we provide an overview and analysis of our compensation programs, the material compensation policy decisions we have made under those programs, and the material factors that we have considered in making those decisions.  Following this section, you will find a series of tables containing specific information about compensation paid or payable to the following individuals, whom we refer to as our “named executive officers.”

David W. Heeter – President and Chief Executive Officer
Christopher D. Cook – Chief Financial Officer
Patrick C. Botts – Executive Vice President
Charles J. Viater – Senior Vice President
Christopher L. Caldwell – Senior Vice President, MutualBank

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Philosophy and Objectives of Compensation Program
The Compensation Committee has established a broad-based compensation program to address compensation for directors, executive officers and other employees.  The overall goals of this compensation program help the Company and the Bank attract, motivate and retain talented and dedicated executives, orient its executives toward the achievement of business goals and link the compensation of its executives to the Company’s success.  The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team.  In determining compensation levels based on Company performance, the Committee compares MutualFirst to a peer group of approximately 33 Midwest bank holding companies with subsidiary financial institutions ranging in size from $1.0 billion to $3.0 billion with similar balance sheets. The Compensation Committee evaluates this peer group periodically to ensure it closely resembles MutualFirst. In addition, our compensation philosophy is based on established principles for all pay practices and aligns with our corporate values, which are to conduct our business with character, compassion, class and competition.  We reflect these values in our compensation by ensuring competitive and fair practices.  Our overriding principles in setting types and amounts of compensation are:
•	Merit/Performance Based – Individual compensation is linked to the successful achievement of performance objectives.
•	Market Competition – Total compensation that attracts, retains and motivates our top performers at a competitive level in our market.
•
Stockholder Balance – Compensation components that align the interests of key management, especially the named executive officers, with those of our stockholders in furtherance of our goal to increase stockholder value.

The Company implements this philosophy by using a combination of cash and stock-based compensation, benefits and perquisites to attract and retain qualified persons to serve as executive officers of the Company and the Bank.  Our compensation program seeks to reach an appropriate balance between base salary (to provide competitive fixed compensation), incentive opportunities in performance-based cash bonuses (to provide rewards for meeting performance goals) and equity compensation (to align our executives’ interests with our stockholders’ interests).
The Compensation Committee and the Board have established a variable incentive compensation program that provides for cash incentive payments to designated executives of the Company, including the five named executive officers, based on Company performance, as reflected in basic earnings per share (“Basic EPS”) for each fiscal year (see “- Non-Equity Incentive Plans”).  In addition, in 2008, the stockholders approved a stock option plan that authorizes the Compensation Committee to award options to directors, officers and other employees (see “- Equity Incentive Plan”).  Stock options encourage our executives to own and retain a meaningful stake in the

Company’s common stock, thereby aligning their long-term interests with those of our stockholders.  Both of these compensation programs encourage our executive officers to achieve the Company’s financial and other performance goals.
Each executive officer of the Company also is an executive officer of the Bank.  Executive officers are not compensated separately for their service to the Company.  The Compensation Committee considers the significant amount of time and level of skill required to perform the required duties of each executive’s position, taking into account the complexity of our business as a regulated public company and financial institution.
The Company provides benefits, including health care benefits, to all employees to attract and retain highly effective executives and other employees with an opportunity to maintain a quality standard of living over time and to have access to health care.  These benefits are administered consistently to all levels of the organization.  All employees share in the cost of health benefits based on the coverage they select.  In addition, employees share the cost of their health insurance premiums based on their compensation level.  Available health care benefits are commensurate with that available in our market area. In addition, the Company provides various perquisites designed to enhance the success of the Company.
Components of Executive Compensation.
The components of our compensation program are as follows:

Base Salary.  A base salary is established for each executive to reflect the potential contribution of the executive to the achievement of the Bank’s business objectives and to be competitive with base salaries paid by other comparable financial institutions.  The level of each executive officer’s base salary is designed to reward performance for carrying out the required day-to-day activities and responsibilities of each officer’s position.  The Committee utilizes outside resources to ascertain appropriate base salaries for our officers and other employees.  The Committee also is cognizant of the salaries paid by other non-financial institution companies in the Bank’s market area with which it believes the Bank competes for executives.  Through its merit increase planning guide, the Bank increases salaries based upon competitive market conditions, the Bank’s past and expected financial performance and the individual employee’s performance.  Base salary is the largest element of the Company’s compensation program because it fairly compensates individuals for fulfilling their daily responsibilities and obligations.

Annual Incentive Cash Bonus Compensation.  The MutualBank 2018 Executive Variable Compensation Plan provided for cash incentive payments to designated executives of the Company, including the five named executive officers.  This cash incentive plan provides for one-time payments to the designated executives based on the Company’s 2018 Basic EPS.  Under the plan, cash payments were calculated as a percentage of 2018 base salary, with the appropriate percentage determined by whether a targeted Basic EPS level was met for 2018.  For the named executive officers of the Company, the plan established seven designated Basic EPS levels (including the Company’s target Basic EPS based on its 2018 budget) based upon internal forecasts for the performance of the Company and a range of percentage of salary cash incentive payments for meeting these designated Basic EPS levels based upon each officer’s anticipated contribution to that performance.  For additional information, see “Non-Equity Incentive Plans.”
Equity Compensation.  The Company has utilized equity compensation in the form of stock options and restricted stock to align the interests of our named executive officers with our shareholders and to reward those individuals’ contributions to our franchise value over time.
The Company established a 2008 Stock Option and Incentive Plan providing for the award of options or stock appreciation rights for up to 352,741 shares of our common stock.  This plan is administered by the Compensation Committee.  Shares are no longer available for awards under this plan.
Benefits.  The Company provides benefits to all employees with an opportunity to maintain a quality standard of living over time and to have access to health care.  These benefits help us to attract and retain highly effective executives and other employees.  These welfare benefits are administered consistently to all levels of the organization.  All employees share in the cost of health benefits based on the coverage they elect.  Health insurance premiums are paid by the Bank based on employee compensation levels.  Available health care benefits are commensurate with that available in our market area.
The Company has designed retirement plans or programs to ensure our employees have adequate income levels after employment.  The Company maintains a KSOP, which is subject to Department of Labor and IRS requirements.  The Compensation Committee determines the amount of Company contributions to the 401(k) portion of the plan for all employees.  It has been the Company’s practice to contribute 100% of the first 4% contributed by a participant and a matching 50% for the next 2% contributed providing for a total of a 5% contribution on behalf of MutualBank for those employees choosing to contribute 6% or more. The employee stock ownership plan component of the plan (“ESOP”) was designed to ensure all employees have a vested interest in the success of the Company.  The ESOP purchased shares of the Company’s stock in 1999, which were allocated to employees annually over 15 years.  These plans were funded by the Company to help provide retirement income for non-executive employees at normal retirement age of approximately 60% to 70% of pre-retirement income for employees that dedicate their career to the Company.
Because tax-qualified plans limit funding for certain highly compensated employees and are not available to directors, the Company has established other retirement compensation plans for those individuals.  Certain officers, including some of the named executive officers, and certain directors are entitled to defer compensation under nonqualified plans.  The deferred compensation plan for executive officers enables them to supplement their retirement income under our qualified plans to provide them with approximately 10% of their salary at retirement as retirement income, if and to the extent they participate in the program.  For additional information regarding these plans, see “Non-Qualified Deferred Compensation – Executive Deferred Compensation Agreements” and “Director Compensation.”  The Company also maintains an Executive Benefit Plan for key employees, including some of the named executive officers.  See “Retirement Plans” for more information about the Executive Benefit Plan.  The deferred compensation program and Executive Benefit Plan are designed to provide career executive officer retirees, in conjunction with Social Security, tax qualified retirement plans and the ESOP, with approximately 70% of their pre-retirement income.
Four of our named executive officers have three-year employment agreements that provide for special payments to the executives in case of a change in control of the Company or an involuntary termination of the executive for other than cause (as defined in the agreements). One of our named executive officers has a change in control agreement in which he will receive a payment in the event of a change in control of the Company. These agreements are common benefits for executives of publicly traded financial institutions, and the Company believes they are important in order to attract and retain qualified executive management.  Certain of our benefit plans also provide for accelerated payments or other benefits upon a change in control of the Company or an involuntary termination of the executive for other than cause.  See “Potential Termination and Change in Control Payments.”
Perquisites.  The Company provides perquisites designed to enhance the success of the Company.  Executive officer education is provided at industry conferences, seminars and schools, sometimes with spousal travel expenses.  Dues to country clubs, social clubs and service organizations are paid to encourage community involvement and build business relationships.  Messrs. Heeter, Botts, Viater and Caldwell receive a car allowance, and the value of the allowance is included in their taxable income.
Stock Ownership Guidelines.  We have in place Board-approved stock ownership guidelines applicable to our Section 16 officers (those officers reporting share ownership to the SEC) as well as our non-employee directors. These guidelines were established to further reinforce the alignment of the financial interests of these executives and non-employee directors with those of our long-term shareholders. Section 16 officers have five years from the time they are promoted, named to a senior leadership position or their ownership requirement is increased to achieve the ownership levels set forth in our stock ownership guidelines. The stock ownership levels currently applicable to our Section 16 officers and non-employee directors under these guidelines are as follows:

Level	Guideline
President and CEO	3.0× base salary
Other Section 16 Officers	2.0× base salary
Non-Employee Directors	3.0× base annual retainer

A Section 16 officer’s stock ownership requirement is based upon the officer's salary as of the date the guidelines were adopted or, if later, as of the date the officer first became subject to the guidelines. As of any date, the share value for shares owned will be the greater of the fair market value of the shares as of that date or the Section 16 officer’s or non-employee director’s cost basis in those shares.

The ownership requirement is based on actual ownership, which includes (i) all shares beneficially owned, but excluding unexercised stock options or unvested equity awards and, (ii) shares held in trust or other entity where the officer or Board member retains beneficial ownership.

The Compensation Committee and the Board review compliance with the guidelines at least annually. If a director or executive officer fails to comply with the guidelines, the Committee and/or the Board may (i) limit future equity awards, (ii) require retention of portions of future equity exercises or shares that have vested or (iii) pay future bonus amounts or Board retainers in stock. As of March 2019, when these ownership guidelines were adopted, each of our non-employee directors and named executive officers who have held their current title for at least three years had met their respective stock ownership requirements with the exception of Mr. Caldwell who intends to meet this guideline during 2019.
Pay Ratio
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determine our median employee based on salary (annualized in the case of full and part-time employees (excluding the Chief Executive Officer) as of December 31, 2018. The annual total compensation of our median employee (other than the Chief Executive Officer) for 2018 was $46,604. As disclosed in the Summary Compensation table appearing on page 24, our Chief Executive Officer’s annual total compensation for 2018 was $673,887. Based on the foregoing, our estimate of the ratio of annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 14.5 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

Accounting Impact

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of equity-based awards result in an accounting charge for the Company equal to the grant date fair value of those securities.

Tax Impact

Section 162(m) of the Internal Revenue Code does not permit publicly traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer) to the extent that compensation exceeds $1.0 million per officer in any taxable year.

The Compensation Committee will continue to consider steps that might be in the Company’s best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

Section 280G of the Internal Revenue Code provides that severance payments triggered by a change in control, which equal or exceed three times the individual’s “base amount” are deemed to be “excess parachute payments.” Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments. Each employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” for the year ended December 31, 2018.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is furnished by the Compensation Committee of the Board of Directors.

Richard J. Lashley (Chairman)
Linn A. Crull
Wilbur R. Davis
Michael J. Marien
James D. Rosema

Summary Compensation Table

The following table sets forth information concerning the compensation earned in 2018, 2017 and 2016 by our principal executive officer, principal financial officer and the next three most highly compensated executive officers.
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Values and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation(5)	Total

David W. Heeter President and Chief Executive Officer	2018 2017 2016	$414,000 $400,000 $385,000	--- --- ---	--- --- ---	$187,187 $182,571 $179,025	$21,853 $21,365 $21,701	$50,847(6) $48,220(7) $48,566(8)	$673,887 $652,156 $632,292
Christopher D. Cook Chief Financial Officer	2018 2017 2016	$256,000 $242,000 $232,500	--- --- ---	--- --- ---	$ 77,166 $ 73,637 $ 72,075	--- --- ---	$19,324(9) $17,991(10) $17,747(11)	$352,490 $333,628 $322,322
Patrick C. Botts Executive Vice President	2018 2017 2016	$340,000 $328,000 $315,000	--- --- ---	--- --- ---	$119,729 $116,909 $114,975	$16,762 $16,388 $16,645	$43,275(12) $41,306(13) $40,249(14)	$519,766 $502,603 $486,869
Charles J. Viater Senior Vice President of the Company	2018 2017 2016	$316,000 $307,000 $298,000	--- --- ---	--- --- ---	$ 95,251 $ 93,416 $ 92,380	--- --- ---	$36,070(15) $36,148(16) $35,646(17)	$447,321 $436,564 $426,026
Christopher L. Caldwell Senior Vice President of the Bank	2018 2017 2016	$206,000 $198,000 $175,000	--- --- ---	--- --- ---	$ 51,794 $ 50,349 $ 45,500	--- --- ---	$32,604(18) $30,254(19) $26,744(20)	$290,398 $278,603 $247,244

(Footnotes are on next page.)

________________________
(1)	Bonus amounts are reported under the “Non-Equity Incentive Plan Compensation” column.
(2)	No Options were awarded in fiscal 2018, 2017 and 2016.
(3)
Amount reflects payments to the named executive officers under the MutualBank Executive Variable Compensation Plan for 2018, 2017 and 2016, respectively (see “- Non-Equity Incentive Plan Compensation”).

(4)
Amount reported reflects MutualBank’s contributions to and/or the above-market earnings on amounts in each named executive officer’s Executive Deferred Compensation Agreement account.  Above-market earnings are that portion of the earnings that are at rates in excess of the applicable federal long-term rate under the Internal Revenue Code that corresponds most closely to the rate in the plan at the time it was established.

(5)	Includes amounts accrued under the Executive Benefit Plan, Bank contributions under its 401(k) plan, term life insurance premiums paid by MutualBank on behalf of the officers and ESOP allocations.
(6)
The amount includes $15,611 contributed under the Executive Benefit Plan, $13,750 in contributions by MutualBank under its 401(k) plan, $2,322 in term life insurance premiums paid by MutualBank on behalf of Mr. Heeter, and $19,164 in perquisites, consisting of $14,400 for a car allowance and $4,764 for country club dues.

(7)
The amount includes $14,028 contributed under the Executive Benefit Plan, $13,500 in contributions by MutualBank under its 401(k) plan, $2,322 in term life insurance premiums paid by MutualBank on behalf of Mr. Heeter, and $18,370 in perquisites, consisting of $14,400 for a car allowance and $3,970 for country club dues.

(8)
The amount includes $12,595 contributed under the Executive Benefit Plan, $13,250 in contributions by MutualBank under its 401(k) plan, $2,322 in term life insurance premiums paid by MutualBank on behalf of Mr. Heeter, and $18,399 in perquisites, consisting of $14,400 for a car allowance and $3,999 for country club dues.

(9)
The amount includes a $13,750 contribution by MutualBank under its 401(k) plan, $810 in term life insurance premiums paid by MutualBank on behalf of Mr. Cook, and $4,764 in perquisites, consisting of country club dues.

(10)
The amount includes a $13,500 contribution by MutualBank under its 401(k) plan, $521 in term life insurance premiums paid by MutualBank on behalf of Mr. Cook, and $3,970 in perquisites, consisting of country club dues.

(11)
The amount includes a $13,250 contribution by MutualBank under its 401(k) plan, $498 in term life insurance premiums paid by MutualBank on behalf of Mr. Cook, and $3,999 in perquisites, consisting of country club dues.

(12)
The amount includes $9,119 contributed under the Executive Benefit Plan, $13,750 in contributions by MutualBank under its 401(k) plan, $1,242 in term life insurance premiums paid by MutualBank on behalf of Mr. Botts, and $19,164 in perquisites, consisting of $14,400 for a car allowance and $4,764 for country club dues.

(13)
The amount includes $8,194 contributed under the Executive Benefit Plan, $13,500 in contributions by MutualBank under its 401(k) plan, $1,242 in term life insurance premiums paid by MutualBank on behalf of Mr. Botts, and $18,370 in perquisites, consisting of $14,400 for a car allowance and $3,970 for country club dues.

(14)
The amount includes $7,358 contributed under the Executive Benefit Plan, $13,250 in contributions by MutualBank under its 401(k) plan, $1,242 in term life insurance premiums paid by MutualBank on behalf of Mr. Botts, and $18,399 in perquisites, consisting of $14,400 for a car allowance and $3,999 for country club dues.

(15)
The amount includes a $13,750 in contributions by MutualBank under its 401(k) plan, $3,910 in term life insurance premiums paid by MutualBank on behalf of Mr. Viater, and $18,410 in perquisites, consisting of $14,400 for a car allowance and $4,010 for country club dues.

(16)
The amount includes a $13,500 in contributions by MutualBank under its 401(k) plan, $3,883 in term life insurance premiums paid by MutualBank on behalf of Mr. Viater, and $18,765 in perquisites, consisting of $14,400 for a car allowance and $4,365 for country club dues.

(17)
The amount includes a $13,250 in contributions by MutualBank under its 401(k) plan, $3,856 in term life insurance premiums paid by MutualBank on behalf of Mr. Viater, and $18,540 in perquisites, consisting of $14,400 for a car allowance and $4,140 for country club dues.

(18)
The amount includes a $12,441 contribution by MutualBank under its 401(k) Plan, $999 in term life insurance premiums paid by MutualBank on behalf of Mr. Caldwell, and $19,164 in perquisites, consisting of $14,400 for a car allowance and $4,764 for country club dues.

(19)
The amount includes a $10,929 contribution by MutualBank under its 401(k) Plan, $955 in term life insurance premiums paid by MutualBank on behalf of Mr. Caldwell, and $18,370 in perquisites, consisting of $14,400 for a car allowance and $3,970 for country club dues.

(20)
The amount includes a $7,549 contribution by MutualBank under its 401(k) Plan, $718 in term life insurance premiums paid by MutualBank on behalf of Mr. Caldwell, and $3,840 in perquisites, consisting of country club dues.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers during 2018.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold ($)	Target ($)	Maximum ($)

David W. Heeter	n/a	$49,680	$186,300	$248,400	---	---	---	---	---	---	---

Christopher D. Cook	n/a	$20,480	$ 76,800	$102,400	---	---	---	---	---	---	---

Patrick C. Botts	n/a	$34,000	$119,000	$170,000	---	---	---	---	---	---	---

Charles J. Viater	n/a	$25,280	$ 94,800	$126,400	---	---	---	---	---	---	---

Christopher L. Caldwell	n/a	$ 7,210	$ 51,500	$ 72,100	---	---	---	---	---	---	---
______________________
(1)
For each named executive officer, represents the threshold (i.e. lowest), target and maximum amounts that were potentially payable for 2018 under the Company’s Executive Variable Compensation Plan.  The amounts earned under these awards for 2018 are reflected in the Summary Compensation table under the “Non-Equity Incentive Plan Compensation” column.

Equity Incentive Plans
Our 2008 Stock Option and Incentive Plan is a stock-based compensation plan designed to reward directors, regional (advisory) directors, officers and employees for service with a proprietary interest in the Company and to encourage such individuals to remain with the Company.  It provides for the award of stock options or stock appreciation rights for up to 352,741 shares of our common stock and provides for the award of incentive stock options to qualifying employees under the federal tax laws.  The Compensation Committee administers this plan, determines employee eligibility, grants awards and sets the terms of awards.  Awards are discretionary and are based on an assessment of the participant’s position, years of service, and contribution to the success and growth of the Company.  The exercise price of options awarded must be no less than the fair market value of a share of the Company’s common stock on the date of grant.  Options that are not exercisable become immediately exercisable at the time of a change in control or of a tender or exchange offer for the Company’s shares.  Upon any termination of service, unexercised options remain exercisable for the lesser of three months or the remaining term of the option and all unvested options are lost.  This plan has been in place for 10 years.  As a result, no more shares may be awarded under the plan.
The Board has approved a new 2019 Omnibus Incentive Plan, subject to shareholder approval to provide for the availability of stock awards in keeping with the Company’s strategy of attracting and retaining directors, officers and employees. Please see Proposal III on pages 36 to 45.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information for each named executive officer concerning stock options held at December 31, 2018.
	Options Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable

David W. Heeter	40,000	---	$7.05	12/21/2026	--- ---	--- ---	--- ---	--- ---

Christopher D. Cook	10,000 21,462	--- ---	$6.93 $7.05	12/21/2021 12/21/2026	--- ---	--- ---	--- ---	--- ---

Patrick C. Botts	13,000 40,000	--- ---	$6.93 $7.05	12/21/2021 12/21/2026	--- ---	--- ---	--- ---	--- ---

Charles J. Viater	35,000	---	$7.05	12/21/2026	---	---	---	---

Christopher L. Caldwell	5,000	---	$11.37	12/19/2022	---	---	---	---

Option Exercises and Stock Vested in 2018
The following table sets forth certain information with respect to the exercise of stock options and vesting of restricted stock for each named executive officer during the year end December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

David W. Heeter	---	$ ---	---	---

Christopher D. Cook	1,538	$ 41,095	---	---

Patrick C. Botts	2,000	$ 40,820	---	---

Charles J. Viater	5,000	$127,600	---	---

Christopher L. Caldwell	2,000	$ 53,660	---	---

________________________
(1)	Value realized on exercise represents the excess of the fair market value of the shares acquired at exercise over the exercise price of the option.
(2)	Value realized on vesting represents the fair market value of the shares on the vesting date.
Equity Compensation Plan Information
The following table summarizes our equity compensation plans as of December 31, 2018.
Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	---	---	---(1)

Equity compensation plans not approved by security holders	---	---	---
____________________
(1)	No shares were available for award under this plan.
Non-Equity Incentive Plans
In March 2018, based on a recommendation from its Compensation Committee, the Board of Directors of the Company approved the MutualBank 2018 Executive Variable Compensation Plan, which provided for cash incentive payments to designated executives of the Company, including the five named executive officers.  This cash incentive plan provides for one-time payments to the designated executives based on the Company’s 2018 Basic EPS.  Under the plan, cash payments would be calculated as a percentage of 2018 base salary, with the appropriate percentage determined by whether a targeted Basic EPS level was met for 2018.  For the named executive officers of the Company, the plan established seven designated Basic EPS levels (including the Company’s target Basic EPS based on its 2018 budget) based upon internal forecasts for the performance of the Company and a range of percentage of salary cash incentive payments for meeting these designated Basic EPS levels based upon each officer’s anticipated contribution to that performance as follows:

Name	2018 Base Salary	Range of Possible Incentive Payments As a Percentage of Base Salary
David W. Heeter	$414,000	12.0% to 60.0%
Christopher D. Cook	$256,000	8.0% to 40.0%
Patrick C. Botts	$340,000	10.0% to 50.0%
Charles J. Viater	$316,000	8.0% to 40.0%
Christopher L. Caldwell	$206,000	3.5% to 35.0%

The Company’s Basic EPS for 2018 was $2.25, which was a Basic EPS level that entitled the named executive officers to a cash payment under the plan.  Messrs. Heeter, Cook, Botts, Viater and Caldwell qualified for an incentive cash payment of 45%, 30%, 35%, 30% and 25%, respectively of his 2018 base salary.  The Compensation Committee and the Board determined that payments at that level were appropriate and awarded Messrs. Heeter, Cook, Botts, Viater and Caldwell cash payments of $187,187; $77,166, $119,729; $95,251 and $51,794 respectively, for 2018, which payments were made in early 2019.
In March 2019, based on a recommendation from its Compensation Committee, the Board of Directors of the Company approved a draft of the MutualBank Executive Variable Compensation Plan, which provides for annual cash incentive payments to designated executives of the Company, including its five named executive officers.  This cash incentive plan provides for potential one-time payments to the designated executives based on the Company’s Basic EPS for each year.  Under the plan, cash payments are calculated as a percentage of base salary for the year, with the appropriate percentage determined by whether and what targeted Basic EPS level is met that year.  Each year, the Compensation Committee designates the Basic EPS targets based upon internal forecasts for the performance of the Company and related percentage of salary bonuses levels based upon each officer’s anticipated contribution to that performance for the current year.  For the named executive officers of the Company in 2019, the Compensation Committee established seven designated Basic EPS levels (one of which is based on the Company’s 2019 target performance) and a range of percentage of salary cash incentive payments for meeting each Basic EPS level as follows:
Name	2019 Base Salary	Range of Possible Incentive Payments As a Percentage of Base Salary
David W. Heeter	$430,000	12.0% to 60.0%
Christopher Cook	$275,000	8.0% to 40.0%
Patrick C. Botts	$355,000	10.0% to 50.0%
Charles J. Viater	$325,000	8.0% to 40.0%
Christopher L. Caldwell	$216,000	3.5% to 35.0%

The plan does not create any vested rights in the participants and may be modified, repealed or discontinued at any time by the Board of Directors.  In addition, the plan includes a clawback requiring repayment to the extent any payment made is later determined to have been based on performance measurements that are subsequently deemed to be inaccurate due to misstatement or misrepresentation.
Nonqualified Deferred Compensation
The Bank maintains an executive deferral program for the benefit of designated senior executives, including Messrs. Heeter and Botts, to supplement their retirement earnings to provide them with approximately another 10% of their expected salary at retirement as additional annual retirement income, after Social Security benefits, ESOP shares and income from all retirement plans of the Bank, to the extent they chose to participate in the program.  Pursuant to the agreements under the program, key executives have been provided an additional opportunity to defer, at their choice, 1% to 15% of their base salary into a non-qualified deferral program.  For each participant, the Bank matched $.50 of every dollar deferred, up to a maximum match established in each person’s agreement.  The Bank also pays interest on each account at a rate of 10%, which rate was set at the inception of the plan in 1993 and was not an above-market rate at that time.  Matching contributions and interest vest over five years.  The Bank maintains a record of all amounts deferred by the executive.  Benefits are paid to the executives when they reach age 65.  The deferred compensation benefit is the annuitized value, at 10%, of the executive’s account, which value is paid in monthly installments over 15 years.  The plan provides for earlier payouts for disability and for continued payouts as death benefits.  Deferrals under this plan ceased after 2008; however, annual earnings at 10% continue.  For the year ending December 31, 2018, the aggregate earnings accrued for Messrs. Heeter and Botts on their deferred compensation balances (a portion of which also is reflected in the 2018 Summary Compensation Table) were $34,305 and $26,314, respectively.
Non Qualified Deferred Compensation Table for 2018
The following table sets forth certain information with respect to our Executive Deferred Compensation Agreements with each named executive officer for the year ended December 31, 2018.
Name	Name of Plan	Executive Contributions in 2018	Company Contributions in 2018	Aggregate Earnings in 2018	Aggregate Balance at 12/31/18

David W. Heeter(1)	Deferred Compensation	---	---	$34,305	$361,919

Christopher D. Cook	---	---	---	---	---

Patrick C. Botts(2)	Deferred Compensation	---	---	$26,314	$277,609
Charles J. Viater	---	---	---	---	---

Christopher L. Caldwell	---	---	---	---	---

__________________
(1)	$21,853 of the reported earnings for Mr. Heeter in 2018 also are reflected in the 2018 Summary Compensation Table.
(2)	$16,762 of the reported earnings for Mr. Botts in 2018 also are reflected in the 2018 Summary Compensation Table.

Retirement Plans
The Company has designed retirement plans or programs to ensure our employees have adequate income levels after employment.  Prior to July 2009, the Company maintained a 401(k) Retirement Savings Plan, in which the Compensation Committee determined the amount of Company contributions for all employees.  The Company also maintained an ESOP designed to ensure all employees have a vested interest in the success of the Company.  The ESOP purchased shares of the Company’s stock in 1999, which were allocated to employees annually over 15 years.  On July 1, 2009, these two qualified plans were combined into a KSOP.  This reduced our administrative expenses and provides employee compensation tied to the success of the Company.  Under the KSOP, in addition to the regular ESOP allocations, employee contributions are matched.
The Company also maintains a non-qualified Executive Benefit Plan (“Benefit Plan”) for key employees, including Messrs. Heeter and Botts.  The Benefit Plan is designed to provide the executives with retirement income, in conjunction with Social Security and the KSOP, of approximately 60% of their pre-retirement income.  An estimated annual retirement payment is established based on the individual’s anticipated salary at retirement, estimates of the person’s retirement income from Social Security benefits, all tax qualified plans of the Bank and an assumed 8% annual rate of return.  This estimated payment amount is reviewed periodically for changes in the relevant factors.

The Bank makes an annual payment to each participant for the purpose of funding the cost of their future benefit.  Those contributions are taxable income to the participant in the year they are made and are reflected in the 2018 Summary Compensation Table.

Under the Benefit Plan, if the executive is involuntarily terminated other than for cause or in connection with a change in control, the Bank must make a lump sum contribution to the executive of the full contribution for the then-current year and the present value, based on an 8% rate, of the next five years of required contributions (or of all required remaining contributions if less).  In addition, if the executive is deemed to be terminated in connection with a change of control, the Bank must make a lump sum final contribution to the executive’s account equal to the present value, at 8%, of all remaining contributions required under then-current payout estimates, through age 65.

In the 2008 acquisition of another financial institution, the Bank assumed the terms of the Salary Continuation Agreement between that entity and Mr. Viater, which provides for an annual retirement benefit of $60,000 payable in monthly installments for 15 years if he retires at the age of 60 or later.  Any payments made upon a change in control are subject to reduction to avoid adverse tax consequences under Section 280G.

Employment Agreements
The Bank has entered into three-year employment agreements with Messrs. Heeter, Cook, Botts and Viater which provide for annual one-year extensions, if authorized by the Compensation Committee and the Board.  Under these agreements, each executive’s salary is reviewed for adjustments annually and cannot be decreased below any adjusted level.  The 2018 base salaries of Messrs. Heeter, Cook, Botts and Viater under these agreements are $414,000, $256,000, $340,000 and $316,000, respectively.  Under these agreements, each executive is entitled to participate equitably in discretionary bonuses awarded to executive employees and in the Bank’s other employee benefit plans, including medical, dental, group life, disability and accidental death and dismemberment insurance benefits.  Each agreement provides that the executive’s employment may be terminated by the Bank or by the executive at any time and also provides for termination upon the occurrence of certain events specified by federal regulations.  If the executive’s employment is terminated due to disability, he would receive his salary and other benefits for the remainder of the three-year term, with a reduction in his salary for disability insurance payments from insurance purchased by the Bank.  If the executive’s employment is terminated due to death, his estate would receive all benefits under the agreement through the end of the month in which the executive dies.  If the executive’s employment is terminated for cause or voluntarily by the executive, he would receive all benefits under the agreement through that termination date.  If the executive’s employment is terminated by constructive termination, with no change in control, the Bank would be required to pay to the executive his then-current salary over the three-year term and to provide the executive with his then-current employee health benefits for the remaining term of his agreement.  If the executive’s employment is involuntarily terminated in connection with a change in control, MutualBank must pay to the executive in a lump sum 299% of his Section 280G base amount (the base amount is essentially the executive’s average annual Box 1, W-2 compensation during the five full calendar year periods prior to the effective date of the termination) and continue to provide substantially the same health benefits as were being provided to the executive officers of MutualBank immediately prior to the change in control, in each case subject to reduction to ensure deductibility under Section 280G of the Internal Revenue Code.  The executives have no responsibility to mitigate amounts owed to them under the agreements nor does any compensation received from another employer reduce post-termination compensation under the agreements.  The agreements provide that for the three years following any termination of employment, each officer will be prohibited from soliciting Company or Bank depositors, customers and employees to leave the Company or the Bank.
Change in Control Agreement
The Bank entered into a Change in Control Agreement with Mr. Caldwell on October 15, 2017 which provides for annual one-year extensions, if authorized by the Compensation Committee and the Board. Under the agreement, if Mr. Caldwell’s employment is terminated within twelve months subsequent to a Change in Control for any reason other than for cause, disability, retirement or as a result of Mr. Caldwell’s death, or if Mr. Caldwell resigns for good reason as a result of any material breach of the change in control agreement by Mr. Caldwell’s employer or as a result of a material change in the location where Mr. Caldwell works, Mr. Caldwell will be entitled to a lump sum payment equal to his annual compensation plus the cost of his benefits over a twelve month period including the cost of all group insurance, life insurance, health and accident and disability insurance and any other benefit plan program or insurance he was entitled to participate in immediately prior to his termination. In the event of his termination, Mr. Caldwell would be entitled to receive $277,957 based on his compensation for 2018.
In the 2008 acquisition of another financial institution, the Bank also assumed Mr. Viater’s director fee continuation agreement, which provides that if he retires after attaining age 65 and continues to serve as a director for at least five years, he would be entitled to an annual retirement benefit for 10 years equal to 50% of any director fees paid to him during the last plan year before ending service.  In the event of a change in control followed within 24 months by a termination of service as a director prior to age 72, the director would be entitled to receive the present value of the normal retirement benefit (without regard to years of service) paid in a lump sum.

Potential Payments upon Termination of Employment or Change in Control

The following tables show the approximate value of the benefits and payments that the Named Executive Officers would have been entitled to receive as of December 31, 2018 had their employment been terminated or had a change in control occurred on that date. The table excludes (i) amounts accrued through December 31, 2018 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) vested account balances under the Company’s KSOP plan, and (iii) already vested equity awards.

David W. Heeter

	Compensation and Health Insurance Benefit Continuation			Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received

Termination/Change in Control Scenario
Termination for Cause	$	---		$	---	$	---
Voluntary Termination Without Good Reason	$	---		$	---	$	---
Involuntary Termination Other Than in Connection With or Within 12 Months After a Change in Control		$1,344,000	(1)	$	---		$1,344,000
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After a Change in Control		$1,837,624		$	---		$1,837,624
Death		$35,833	(2)	$	---		$35,833
Disability		$1,344,000	(3)	$	---		$1,344,000
_____________________
(1)
Represents payment of Mr. Heeter’s salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2021), assuming Mr. Heeter’s employment is terminated by MutualFirst on December 31, 2018.

(2)	Represents continued payment of Mr. Heeter’s salary through the end of the month in which his death occurred, as provided in his employment agreement. The amount shown is one month’s salary.
(3)
Represents payment of Mr. Heeter’s salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2021), assuming Mr. Heeter’s employment is terminated by MutualFirst on December 31, 2018 after having established that he is permanently disabled, less any proceeds received for a disability policy maintained by the Bank.

Christopher D. Cook

	Compensation and Health Insurance Benefits Continuation			Accelerated Vesting of Equity Incentive Awards	Total Benefits to be Received

Termination/Change in Control Scenario
Termination for Cause	$	---		$---	$	---
Voluntary Termination Without Good Reason	$	---		$---	$	---
Involuntary Termination Other Than in Connection With or Within 12 Months After a Change in Control		$879,000	(1)	$---		$879,000
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control		$825,424		$---		$825,424
Death		$22,917	(2)	$---		$22,917
Disability		$879,000	(3)	$---		$879,000
___________________
(1)
Represents continued payment of Mr. Cook’s salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2021), assuming Mr. Cook’s employment is terminated by MutualFirst on December 31, 2018.

(2)	Represents continued payment of Mr. Cook’s salary through the end of the month in which his death occurred, as provided in his employment agreement. The amount shown is one month’s salary.
(3)
Represents continued payment of Mr. Cook’s salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2021), assuming Mr. Cook’s employment is terminated by MutualFirst on December 31, 2018 after having established that he is permanently disabled, less any proceeds received for a disability policy maintained by the Bank.

Patrick C. Botts

	Compensation and Health Insurance Benefits Continuation			Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received

Termination/Change in Control Scenario
Termination for Cause	$	---		$	---	$	---
Voluntary Termination Without Good Reason	$	---		$	---	$	---
Involuntary Termination Other Than in Connection With or Within 12 Months After a Change in Control		$1,119,000	(1)	$	---		$1,119,000
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control		$1,332,750		$	---		$1,332,750
Death		$29,583	(2)	$	---		$29,583
Disability		$1,119,000	(3)	$	---		$1,119,000
_____________________
(1)
Represents continued payment of Mr. Botts’ salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2021), assuming Mr. Botts’ employment is involuntarily terminated by MutualFirst on December 31, 2018.

(2)	Represents continued payment of Mr. Botts’ salary through the end of the month in which his death occurred, as provided in his employment agreement. The amount shown is one month’s salary.
(3)
Represents continued payment of Mr. Botts’ salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2021), assuming Mr. Botts’ employment is terminated by MutualFirst on December 31, 2018 after having established that he is permanently disabled, less any proceeds received for a disability policy maintained by the Bank.

Charles J. Viater

	Compensation and Health Insurance Benefits Continuation			Accelerated Vesting of Equity Incentive Awards	Total Benefits to be Received

Termination/Change in Control Scenario
Termination for Cause	$	---		$---	$	---
Voluntary Termination Without Good Reason	$	---		$---	$	---
Involuntary Termination Other Than in Connection With or Within 12 Months After a Change in Control		$1,029,000	(1)	$---		$1,029,000
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control		$1,797,666		$---		$1,797,666
Death		$27,083	(2)	$---		$27,083
Disability		$1,029,000	(3)	$---		$1,029,000
______________________
(1)
Represents continued payment of Mr. Viater’s salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2021), assuming Mr. Viater’s employment is terminated by MutualFirst on December 31, 2018.

(2)	Represents continued payment of Mr. Viater’s salary through the end of the month in which his death occurred, as provided in his employment agreement. The amount shown is one month’s salary.
(3)
Represents continued payment of Mr. Viater’s salary and benefits for the remaining term of his employment agreement (i.e. through December 31, 2021), assuming Mr. Viater’s employment is terminated by MutualFirst on December 31, 2018 after having established that he is permanently disabled, less any proceeds received for a disability policy maintained by the Bank.

Christopher L. Caldwell

	Compensation and Health Insurance Benefits Continuation		Accelerated Vesting of Equity Incentive Awards	Total Benefits to be Received

Termination/Change in Control Scenario
Termination for Cause	$	---	$---	$	---
Voluntary Termination Without Good Reason	$	---	$---	$	---
Involuntary Termination Other Than in Connection With or Within 12 Months After a Change in Control	$	---	$---	$	---
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control		$277,957	$---		$277,957
Death	$	---	$---	$	---
Disability	$	---	$---	$	---

PROPOSAL 2
ADVISORY (NON-BINDING) RESOLUTION TO
APPROVE EXECUTIVE COMPENSATION

Our stockholders have been presented with a say-on-pay proposal for over a decade at our Annual Meetings and have approved our executive compensation at these annual meetings by a significant percentage of the votes cast.  We are presenting for a vote at the Annual Meeting an advisory, (non-binding) stockholder resolution to approve the compensation of our executives, as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.
This (non-binding) advisory resolution will be presented at the Annual Meeting as follows:
RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s Proxy Statement for the 2019 Annual Meeting.

This vote will not be binding on the Company’s Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It also will not affect any compensation already paid or awarded to any executive.  The Compensation Committee and the Board will consider the outcome of the vote when considering future executive compensation arrangements.  At last year’s annual meeting, over 90% of the shares voting on a similar (non-binding) resolution voted to approve the Company’s compensation to executives.  Because of this level of approval, the vote had no specific influence on the Company’s compensation practices in 2018.
As disclosed in more detail in “Executive Compensation – Philosophy and Objective of Compensation Programs,” the Compensation Committee has a very deliberate and thoughtful process for establishing a broad-based compensation program for our executives and believes that a well-structured compensation program should align the interests of our executives with those of the stockholders and include components that drive the creation of sustainable stockholder value over the long-term and do not simply focus on short-term gains.  Our compensation program seeks to help the Company and the Bank attract, motivate and retain talented and dedicated executives, orient its executives toward the achievement of business goals, and link the compensation of its executives to the Company’s success.  Executive compensation determinations are a complex and demanding process.  The Compensation Committee exercises great care and discipline in its analysis and decision-making and recognizes our stockholders’ interest in executive compensation practices.  The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team and whose values are aligned with our corporate values to conduct our business with character, compassion and class and to compete effectively.  A primary focus of our compensation program has been to compensate actual performance, using realistic incentive thresholds.
Therefore, our overriding principles in setting types and amounts of compensation are: (1) to link individual compensation to the successful achievement of performance objectives; (2) to attract, retain and motivate our top performers at a competitive level in our market; (3) to align the interests of key executives with those of our stockholders in furtherance of our goal to improve stockholder value; (4) to ensure that our incentive compensation does not encourage incurring excessive risk; and (5) to comply with any applicable regulatory compensation limits.  In setting executive compensation and benefits in line with this philosophy, the Compensation Committee has established a full compensation package that includes base salary, annual incentive bonus compensation, retirement benefits, equity compensation, perquisites and other benefits.
The Company’s Board of Directors recommends that stockholders vote FOR the advisory (non-binding) resolution to approve executive compensation.

PROPOSAL 3
PROPOSAL III.  APPROVAL OF THE 2019 OMNIBUS INCENTIVE PLAN
Introduction
On March 20, 2019, based upon the recommendation of the Compensation Committee, our Board of Directors approved the Company’s 2019 Omnibus Incentive Plan (the “2019 Plan”), subject to approval by the Company’s stockholders at the Annual Meeting. The 2019 Plan will only become effective if it is approved by the Company’s stockholders at the Annual Meeting.
The purpose of the 2019 Plan is to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of employees and directors with those of the Company’s stockholders. The 2019 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.
We currently have one equity-based incentive plan in effect, the Company’s 2008 Stock Option and Incentive Plan (the “Existing Plan”), which provides for awards to employees, officers and directors of the Company and its subsidiaries of stock options, stock appreciation rights and restricted stock. If our stockholders approve the 2019 Plan, no further awards can be made under the Existing Plan, and shares of Common Stock reserved to make new awards under that plan will be released; shares of Common Stock reserved to fund issued and outstanding awards under the Existing Plan and our prior equity incentive plans will continue to be reserved for those awards. All awards outstanding under the Existing Plan and our prior equity incentive plans will remain outstanding in accordance with their terms and will continue to be governed solely by the terms of the documents evidencing such awards, and no provision of the 2019 Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of shares.
Reasons for Seeking Stockholder Approval of the 2019 Plan
We use equity compensation as a key tool for attracting, retaining and motivating the best available talent. Our stockholders have previously authorized a total of 352,741 shares of Common Stock for awards under the Existing Plan. As of March 20, 2019 (the latest practicable date prior to the mailing of this proxy statement), 189,862 shares were subject to outstanding awards under the Existing Plan and our prior equity incentive plans and no shares remain available for future awards under the Existing Plan. We believe approval of the 2019 Plan is critical to ensuring that we have adequate shares available to attract, retain and motivate top talent.
Certain Considerations
Burn Rate; Longevity of Authorized Shares. Burn rate, which is a measure of the rate at which companies use (or burn) shares available for grant in their equity compensation plans, is an important factor for investors concerned about stockholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of Common Stock outstanding during the year. The Company’s burn rate over the last three years is 0.0% as the Company hasn’t awarded options since 2012. The Company’s burn rate for the three year period between 2010 and 2012 was 1.82%. We believe our current three-year average burn rate of 0.0% should be viewed favorably by our stockholders. However, we note that the Committee intends to increase its utilization of performance-based awards in the near future.
Although our future annual share usage will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our Common Stock and the methodology used to establish the equity award mix, the 600,000 shares of Common Stock reserved for issuance under the 2019 Plan will enable us to continue to utilize equity awards as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. The calculation of the share reserve took into account, among other things: (i) the effect the acquisitions over the previous ten years have had on our size and employee head count, (ii) our stock price and volatility, (iii) our share burn rate and overhang, (iv) the existing terms of our outstanding awards, and (v) our proposed fungible share rate of 2-for-1 for full value awards (stock-based awards other than stock options and stock appreciation rights) under the 2019 Plan. The results of this analysis were presented to our Compensation Committee for their consideration. In addition, we anticipate that the fungible share design will permit a more efficient and effective use of those shares for future equity awards. Upon approval of the proposal, based on the factors described above, we estimate that the pool of shares available under the 2019 Plan would last for approximately four to six years.
Plan Cost. Another metric often used by investors to assess the appropriateness of the number of shares to be authorized for issuance under an equity plan is the cost of the shares relative to the current outstanding shares of the Company. The 600,000 shares being requested will represent 7% of the approximately 8.6 million shares outstanding as of the date of this proxy statement. Although our current practice has been to grant a significant portion of the awards as options, to the extent we grant full value awards, the number of the additional shares which will actually be issued will be less, because each share issued under full value awards counts on a 2-for-1 basis against the number of shares authorized for issuance according to the plan. For example, this means that, for every 100 shares of restricted stock issued by us under the 2019 Plan, the number of shares available under the 2019 Plan will be reduced by 200 shares. We believe these facts should be viewed favorably by investors as they demonstrate that the cost of our 2019 Plan is reasonable.
Overhang. Overhang is another measure that is sometimes used to assess the dilutive impact of equity programs such as the 2019 Plan. Overhang indicates the amount by which existing stockholder ownership would be diluted if the shares authorized for issuance under our Existing Plan, coupled with the shares subject to outstanding awards under the Existing Plan and our prior equity incentive plans, were issued. As of March 4, 2019, the overhang represented by the number of outstanding awards plus shares available for issuance under the Existing Plan stood at 2%. The additional 600,000 shares to be authorized under the 2019 Plan (taking into account that no further grants will be made under the Existing Plan if stockholders approve the 2019 Plan) will result in an overhang of between 6% and 9%, depending on the mix of awards. We believe these levels of overhang should not be viewed as excessive by investors.
The following description sets forth the material terms of the 2019 Plan. It does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Plan, a copy of which is attached to this proxy statement as Appendix A.
Corporate Governance Practices
The 2019 Plan incorporates the following provisions that enable us to maintain sound corporate governance practices in granting equity-based awards to employees and directors that we believe are consistent with the interests of stockholders, including:

•
Limit on Shares Authorized: Based on our current three-year average burn rate, we believe that the shares authorized for issuance under the 2019 Plan would be sufficient to make awards for four to six years following approval of the 2019 Plan by stockholders.

•
Limit on Shares Issued for Full Value Awards: The 2019 Plan limits the number of shares which may be issued under full value awards (awards other than stock options and stock appreciation rights). Under the 2019 Plan, utilizing shares for full value awards has the effect of reducing the aggregate shares available for issuance on a 2-for-1 basis. Although our past grant practices have been to award stock options, to the extent a portion of awards are full value awards (for example, time or performance-based restricted stock), the actual number of shares that will be issued will be less than the number of shares authorized for issuance. In the event all awards granted under the 2019 Plan are full value awards, then the actual number of shares to be issued will be 300,000.

•
Annual Limit on Director Awards: The 2019 Plan limits the number of shares of Common Stock that may be subject to awards to non-employee directors. Not more than 10,000 shares may be issuable under awards made to a non-employee director in any one calendar year.

•
No Liberal Share Recycling Provisions: The 2019 Plan provides that the following shares may not be added back (recycled) to the aggregate plan limit: (1) shares tendered in payment of the option exercise price; (2) shares withheld by the Company to satisfy tax withholding obligations; and (3) shares that are repurchased by the Company with proceeds from option exercises. The 2019 Plan expressly provides that the gross number of stock appreciation rights exercised or settled, in stock and not just the net shares issued upon exercise or settlement, count against the aggregate limit on the number of shares which may be issued under the 2019 Plan.

•
Minimum Vesting and Restricted Period. Not more than 5% of the shares authorized for issuance under the 2019 Plan may be issued with time-vested award schedules that fully vest in less than one year from the grant date (three years for the chief executive officer).

•
No Discount Stock Options or Stock Appreciation Rights: The 2019 Plan prohibits the grant of stock options or stock appreciation rights with an exercise or grant price less than the fair market value of the Common Stock on the date of grant. Fair market value is the closing price of the Common Stock on the date of grant.

•
No Repricing of Stock Options or Stock Appreciation Rights: The 2019 Plan prohibits the repricing of stock options and stock appreciation rights without stockholder approval. It also prohibits the exchange of underwater stock options or stock appreciation rights for cash or a different award without stockholder approval.

•
“Double-Trigger” Vesting on Change in Control: A change in control does not, by itself, trigger full vesting of awards under the 2019 Plan. The continuing awards or replacement awards will continue under their pre-change in control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated within two years following a change in control (the occurrence of the “double trigger”).

•
Protective Provisions: The 2019 Plan authorizes the Committee (as defined below under “-Administration of the 2019 Plan”) to include clawback, holding period or other protective provisions in the terms of any award. Clawback provisions enable the Company to recover amounts which were paid or earned based upon financial statements or other metrics which subsequently prove to be erroneous. Holding period requirements mandate that participants retain earned shares in order to further link their interests to the long-term interests of the stockholders. Other protective provisions, such as conditioning an award upon the participant’s consent to restrictive covenants, are additional ways through which participants’ interests and those of the Company can be aligned.

•
No Dividend Equivalents Paid on Unvested Performance Awards or on Options and SARs: The 2019 Plan prohibits payment of dividends or dividend equivalents on performance share awards until those awards are earned and vested. It also prohibits the granting of dividends or dividend equivalents on Options and SARs.

•	Material Amendments to the Plan Require Stockholder Approval: The 2019 Plan provides that a material amendment to the plan will not be effective unless approved by the Company’s stockholders.
•	Independent Committee Administration: The 2019 Plan is to be administered by a committee of the Company’s board of directors comprised entirely of independent directors.

Awards, Shares Authorized and Limitations
The 2019 Plan provides for the grant to employees and directors of the Company and its subsidiaries (whom we refer to collectively as “participants”) the following types of awards:

•
options to purchase shares of Common Stock, which may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (which we refer to as “incentive stock options”) or non-statutory options which do not satisfy the provisions of Section 422 of the Internal Revenue Code (which we refer to as “non-qualified stock options”) (incentive stock options and non-qualified stock options are together referred to as “stock options” or “options”);

•	stock appreciation rights;
restricted stock and restricted stock units; and
•	performance shares and performance units.

Subject to adjustment as described under “- Changes in Capitalization,” the total number of shares available for awards under the 2019 Plan will be 600,000. Shares issued under the 2019 Plan may be either authorized but unissued shares, or shares that have been reacquired by the Company. Shares subject to awards which terminate, expire or lapse are again available for awards under the 2019 Plan.
The 2019 Plan sets forth annual limits with respect to awards which may be granted to a participant. A participant may receive different types of awards during a calendar year. Under the 2019 Plan, subject to adjustment as described in “Changes in Capitalization,” awards granted during a calendar year to any one participant are subject to the following limitations: (1) aggregate grants of stock options or stock appreciation rights are subject to an annual limit of 50,000 shares; (2) aggregate grants of restricted stock or restricted stock units are subject to an annual limit of 25,000 shares; and (3) aggregate grants of performance shares or performance units are subject to an annual limit of 25,000 shares. In addition, the aggregate number of shares that may be credited as director compensation and/or covered by awards to a non-employee director with respect to a calendar year is subject to an annual limit of 10,000 shares. The 2019 Plan provides that up to 550,000 of the shares available for award under the Plan may be issued as incentive stock options.
Changes in Capitalization
The 2019 Plan provides that in the event of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, contribution of shares, merger consideration, rights offering or any other changes in corporate structure or shares of the Company, in order to prevent dilution or enlargement of participant rights under the 2019 Plan, the number of shares of Common Stock authorized for issuance, available for issuance or covered by any outstanding award and the exercise price or other per share amounts applicable to any such award, and the various limitations described above, may be adjusted by the Committee. Fractional shares will not be issued under the 2019 Plan.
Eligibility
Any employee or director (including advisory and emeritus directors) of the Company or any of its subsidiaries is eligible to receive an award under the 2019 Plan. As of December 31, 2018, there were approximately 539 employees, including 40 part-time employees and 10 non-employee directors of the Company and its subsidiaries.
Administration of the 2019 Plan
The 2019 Plan is administered by the Compensation Committee of the board of directors (which we refer to in this section as the “Committee”). Each director of the Committee qualifies as (i) a “Non-Employee Director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and (ii) an “Independent Director” under the Listing Rules of the NASDAQ Stock Market. Committee members serve at the discretion of the Company's board of directors and may be removed by the board at any time.
The Committee generally has full power to:

•	determine the size and types of awards;
•	determine the terms and conditions of awards in a manner consistent with the 2019 Plan;
•	interpret the 2019 Plan and any agreement or instrument entered into under the 2019 Plan;
•	establish, amend or waive rules and regulations for the administration of the 2019 Plan;

•	amend or otherwise modify the 2019 Plan or, subject to the limitations set forth in the Plan, the terms and conditions of any outstanding award under the 2019 Plan;
•	make all other determinations which are necessary or advisable for the administration of the 2019 Plan; and
•	delegate its authority under the 2019 Plan to the extent permitted by law, rule or regulation.

Duration and Modification
The 2019 Plan will remain in effect until terminated in accordance with its terms; however, no award may be made under the 2019 Plan on or after the tenth anniversary of its approval by the Company’s stockholders. The Company’s board of directors or the Committee generally may, at any time, terminate, amend or modify the 2019 Plan without approval of participants or the Company’s stockholders. Stockholder approval must be obtained if it is required by law, rule or regulation. As a result, stockholder approval will generally be required for material amendments to the 2019 Plan, such as amendments to increase the number of shares which may be issued under awards. Additionally, the Company’s board of directors, in its discretion, may voluntarily seek stockholder approval if it so desires.
No Repricing Without Stockholder Approval
Stock options and stock appreciation rights may not be repriced, replaced or regranted through cancellation, exchanged for cash or other awards or by lowering the exercise or grant price of a previously granted stock option or stock appreciation right (other than as described under “- Changes in Capitalization”), except with the approval of the Company’s stockholders.
Stock Options
General. Stock options may be granted to employees and directors at any time and from time to time by the Committee. The Committee has broad discretion in determining the number of shares subject to options granted to each participant. Each option grant is evidenced by an option agreement that specifies the exercise price, the duration of the option, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee determines. In addition, the option agreement specifies whether the option was intended to be an incentive stock option or a non-qualified stock option. The exercise price must not be less than the fair market value of a share of Common Stock on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than ten percent of the Common Stock must not be less than 110% of fair market value on the date of grant. The duration of a stock option may not exceed ten years, provided that the duration of an incentive stock option granted to a holder of more than ten percent of the Common Stock may not exceed five years.
Stock Option Exercises. A participant may pay the exercise price of his or her option in cash, by delivering shares of Common Stock that he or she already owns having a total market value equal to the total exercise price, through a broker-assisted (cashless) exercise, by net settlement, or by a combination of cash and shares.
Exercising Options After Termination of Employment or Service. The termination of a participant’s employment or service as a director affects his or her ability to exercise options granted under the 2019 Plan as discussed in more detail below.
Termination of Service or Employment-General. Unless otherwise set forth in the participant’s option agreement or as described below, if a participant's employment or service terminates, any portion of the participant’s option which has not yet vested will be forfeited, unless the Committee decides to waive this forfeiture and allow the participant to exercise that portion (in addition to the already vested portion) of the option. Thereafter, unless otherwise provided in the participant's option agreement, the exercisable portion of the participant's option may be exercised for three months after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death.
Termination Due to Death. Unless otherwise set forth in the participant’s option agreement, if a participant’s employment or service is terminated due to death, any unvested portion of the participant's option will immediately become exercisable and the option may be exercised  by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death.
Termination Due to Disability. Unless otherwise set forth in the participant’s option agreement, if a participant's employment or service is terminated due to permanent and total disability, any unvested portion of the participant's option will immediately become exercisable and the option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter. Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the options by will or the laws of descent and distribution) for one year after the participant’s death.
Termination Due to Cause. If a participant's employment or service is terminated for cause, all of his or her outstanding options under the 2019 Plan (regardless of vesting status) will immediately be forfeited.
Transferability. Except as otherwise permitted by the Internal Revenue Code or the regulations under the Internal Revenue Code, no incentive stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution. An incentive stock option may be transferred incident to a divorce (within the meaning of Section 1041 of the Internal Revenue Code) or pursuant to a qualified domestic relations order, but such a transfer will cause the incentive stock option to become a non-qualified stock option as of the day of the transfer. An incentive stock option may be transferred to a grantor trust under which the participant is considered the sole beneficial owner of the incentive stock option while it is held by the trust. No non-qualified stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (1) upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution, (2) pursuant to a qualified domestic relations order, (3) to a grantor trust, or (4) if specified by the Committee in the participant’s option agreement, by gift to any member of the participant’s immediate family or to a trust for the benefit of the participant or one or more of the participant’s immediate family members. For these purposes, a participant’s “immediate family” means the participant, and the lineal ascendants and lineal descendants of the participant or his or her spouse, or any one or more of them. Unless transferred as permitted under the 2019 Plan, a stock option may be exercised during the participant’s lifetime only by the participant.
Stock Appreciation Rights
The exercise of a stock appreciation right entitles its holder to receive in cash, shares of Common Stock or a combination of both (as determined by the Committee), an amount equal to (1) the difference between the fair market value of a share of Common Stock on the date of exercise over the grant (exercise) price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.
Stock appreciation rights may be granted to employees and directors at any time and from time to time as determined by the Committee. The Committee has broad discretion in establishing the terms of stock appreciation rights, including the number of shares subject to a particular award, conditions to exercising, grant price (which must be equal to at least 100% of the fair market value of a share of Common Stock on the date of grant) and duration of the award (which may not exceed ten years). A stock appreciation right may be related to a stock option or be granted independently of any option. In the case of a stock appreciation right that is related to a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award. The plan provisions on exercising stock appreciation rights after termination of employment or service and transferability of stock appreciation rights are essentially the same as those applicable to stock options.

Restricted Stock and Restricted Stock Units
General. Shares of restricted stock and restricted stock units may be granted to employees and directors at any time and from time to time by the Committee. Each restricted stock or restricted stock unit grant is evidenced by a restricted stock or restricted stock unit agreement that specifies the period of restriction (that is, the period during which the entitlement of the participant under the award is limited in some way or subject to forfeiture) and any other vesting terms, the number of shares of restricted stock or restricted stock units granted, and such other provisions as the Committee may determine, including whether the award is subject to vesting upon the achievement of performance goals. Each restricted stock unit agreement will also specify the time at which, after vesting, the award will be settled (i.e., paid out to the participant) and the form in which settlement will be made (i.e., in shares of Common Stock, in cash, or a combination of both). In addition, the Committee may require that a participant pay a stipulated purchase price for each share of restricted stock or restricted stock unit, or impose holding requirements or sale restrictions upon vesting of restricted stock or settlement of restricted stock units in shares.
The 2019 Plan does not prescribe a specific period over which shares of restricted stock and restricted stock units generally must vest. During the period of restriction, a participant holding shares of restricted stock may exercise full voting rights with respect to those shares, and also is entitled to receive all dividends and distributions paid with respect to those shares while they are held. The Committee may provide that payment of such dividends shall not be made until the underlying restricted stock vests. If any dividends or distributions are paid in shares of Common Stock, those shares will be subject to the same restrictions as the shares of restricted stock with respect to which they were paid. A participant has no voting or dividend rights with respect to shares underlying restricted stock units unless and until the shares are issued to the participant in settlement of the restricted stock units. The Committee may, however, provide in the participant’s restricted stock unit agreement for the crediting of dividend equivalent units.
Termination of Service or Employment. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant's employment or service is terminated due to death or permanent and total disability, the period of restriction will lapse as of the date of termination. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant's employment or service is terminated for any other reason, all unvested shares awarded as restricted stock and restricted stock units will immediately be forfeited unless the termination is not for cause and the Committee, in its sole discretion, determines to provide for the lapsing of all or a portion of the unvested shares or restricted stock units.
Transferability. Shares of restricted stock and restricted stock units generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction (and in the case of restricted stock units, until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the restricted stock or restricted stock unit agreement.
Performance Shares and Performance Units
General. Performance shares and performance units may be granted to employees and directors at any time and from time to time by the Committee, entitling the participant to future cash payments, shares of Common Stock or a combination of both, based upon the level of achievement with respect to one or more pre-established performance goals over a specified performance period.
The Committee will establish a maximum amount of a participant’s award, denominated in shares of Common Stock, in the case of performance shares, or units, in the case of performance units. Each award of performance shares or performance units will be evidenced by a performance share or performance unit agreement, which will set forth (1) the target and maximum amount payable to the participant, (2) the performance goals and level of achievement versus these goals that will determine the amount of payment, (3) the performance period as to which performance will be measured, (4) the timing of any payment earned by virtue of performance, (5) whether and the extent to which participants holding performance shares or performance units will receive dividends or dividend equivalents, (6) restrictions on the alienation or transfer of the award prior to actual payment and restrictions on the sale or transfer of shares following actual payment of an award paid in shares, (7) forfeiture provisions and (8) such other terms as may be determined by the Committee.

After the end of each performance period, the Committee will determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions. The Committee will determine what, if any, payment is due with respect to an award and, in the case of performance units, whether the payment will be made in cash, shares of Common Stock or a combination of both. Payment will be made in a lump sum within 60 days after the Committee determines that a payment is due. Notwithstanding satisfaction of any performance goals, the amount paid under an award of performance shares or performance units on account of either financial performance or personal performance evaluations may be reduced by the Committee in its discretion, if the terms of the award so provide.
Termination of Employment or Service. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period due to death or permanent and total disability, then to the extent it is determined by the Committee following the end of the performance period that the performance goals have been attained, the participant will be entitled to a pro rata payment based on the number of months’ service during the performance period but based on the achievement of performance goals during the entire performance period; payment under these circumstances will be made at the same time payments are made to participants who did not terminate service during the performance period. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period for any other reason, all outstanding performance shares or performance units awarded to the participant will be canceled; however, if the participant’s employment or service is terminated by the Company other than for cause, the Committee in its sole discretion may waive the automatic cancellation provision and pay out on a pro rata basis as described in the immediately preceding sentence.
Transferability. Except as otherwise provided in the participant's agreement evidencing his or her award of performance shares or performance units, performance shares and performance units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been designated by the participant, by will or by the laws of descent and distribution.
Change in Control
Under the 2019 Plan in the event of a change in control, to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award, such awards will not vest automatically (so-called “single-trigger” vesting), but instead remain outstanding and continue to be governed by their terms. However, if within two years following a change in control, a participant is involuntarily terminated other than for cause (including voluntary resignation for good reason under an applicable plan or agreement), death or disability, then upon such termination the awards will become fully vested (so-called “double-trigger” vesting). If the Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a change in control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a change in control:
•	each option and stock appreciation right then outstanding shall become fully vested and exercisable;
•	all restrictions on restricted stock will lapse and all restricted stock units will become fully-vested; and
•
each performance-based award will be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the performance goals applicable to such performance-based award have been met during the applicable performance period up through and including the effective date of the change in control or (ii) the target number of performance shares or performance units determined at the date of grant.

Federal Income Tax Consequences
The following discussion is intended for the information of stockholders considering how to vote on the proposed 2019 Plan, and not as tax guidance to plan participants. Under current U.S. federal income tax laws, awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units under the 2019 Plan will generally have the following federal income tax consequences:

(1) The grant of a stock option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.
(2) If the participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of Common Stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant’s alternative minimum tax.
If the participant does not hold the shares of Common Stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the stock option or two years after the grant of the stock option, whichever is later, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the fair market value of the shares on the date of exercise of the stock option and the exercise price. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the fair market value of the shares of Common Stock on the date of exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.
If the participant holds the shares of Common Stock acquired upon exercise of an incentive stock option for at least one year after the stock option is exercised and at least two years after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as long-term if the participant does hold the shares for more than one year after the exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain.
(3) If the participant exercises a non-qualified stock option, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of Common Stock acquired pursuant to the exercise and the exercise price of the non-qualified stock option. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the non-qualified stock option, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant sells the shares acquired upon exercise of a non-qualified stock option, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in the value of the shares from the date of exercise to the date of sale. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.
(4) The grant of a stock appreciation right will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. If the participant exercises a stock appreciation right, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of Common Stock underlying the stock appreciation right being exercised and the grant price of the stock appreciation right. The Company will be entitled to a corresponding tax deduction, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. To the extent the stock appreciation right is settled in shares of Common Stock, when the participant sells the shares, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in the value of the shares from the date of exercise. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock appreciation right and long-term if the participant does hold the shares for more than one year after the exercise of the stock appreciation right.
(5) The grant of restricted stock will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Holders of shares of restricted stock will recognize ordinary (compensation) income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted stock may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the fair market value of the shares of restricted stock on the date of grant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of shares granted as restricted stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The holding period begins when the restricted stock vests, unless a Section 83(b) election is made, in which case the holding period begins upon the restricted stock grant date. The Company will not be entitled to a corresponding deduction for any such capital gain. Holders of restricted stock will also recognize ordinary income equal to any dividend income when such payments are received, even if the restricted stock remains subject to a substantial risk of forfeiture.
(6)  The grant of restricted stock units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Upon settlement of the restricted stock units, the participant will generally recognize ordinary (compensation) income in the amount of the fair market value of the shares of Common Stock and/or the amount of cash paid to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of any shares of Common Stock paid upon settlement of the restricted stock units, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income with respect to the shares will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.
(7) The grant of performance shares or performance units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. The participant will recognize ordinary (compensation) income, and the Company will be entitled to a corresponding deduction, at the time shares of Common Stock are delivered in payment of performance shares or shares of Common Stock and/or cash are delivered in payment of performance units. The amount of such ordinary income will be the amount of the fair market value of the shares of Common Stock and/or the amount of cash delivered to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. When the participant disposes of any shares of Common Stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognizes ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.
Proposed Awards under the 2019 Plan
No awards have been proposed under the 2019 Plan as of the date of this proxy statement.
The Company’s Board of Directors recommends that Stockholders Vote FOR the Approval of the 2019 Omnibus Incentive Plan.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE
The following Report of the Audit/Compliance Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent MutualFirst specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.
The Audit/Compliance Committee of MutualFirst is comprised of the undersigned directors, each of whom is independent as defined under the NASDAQ’s listing standards.  The Audit/Compliance Committee’s responsibilities are described in a written charter adopted by the Board of Directors.
Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations.  BKD, LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  As the members of the Audit/Compliance Committee, it is our responsibility to monitor and oversee these processes.
The Audit/Compliance Committee, in its oversight responsibility, reviews the services performed by the Company’s independent registered public accounting firm and our policies and procedures for the engagement of that firm.  The Audit/Compliance Committee also discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits.  We met with the internal auditors and independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.  Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit service, we specifically approve the engagement of our independent registered public accounting firm to render that service.  Accordingly, the Company does not engage our independent registered public accounting firm to render audit or permissible non‑audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit/Compliance Committee in advance.  As such, the engagement of BKD, LLP to render 100% of the services described in the categories above was approved by the Audit/Compliance Committee in advance of the rendering of those services.  We also reviewed and discussed with BKD, LLP the fees paid to the firm.  These fees are described under “Ratification of Appointment of Independent Registered Public Accounting Firm” below.  The Audit/Compliance Committee received and reviewed the report of BKD, LLP regarding the results of their audit of the Company’s 2018 financial statements.  We also reviewed and discussed the audited financial statements with Company management.
The members of the Audit/Compliance Committee discussed with a representative of BKD, LLP the independence of the accounting firm from the Company, including the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) and the written disclosures.  In addition, the Audit/Compliance Committee receives written disclosures and a letter from BKD, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit/Compliance Committee concerning independence.
The Company’s Chief Executive Officer and Chief Financial Officer also reviewed with the Audit/Compliance Committee the certifications that each officer filed with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes‑Oxley Act of 2002.  Management also reviewed with the Audit/Compliance Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.
Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 for filing with the SEC.
The foregoing report is furnished by the Audit/Compliance Committee:

Linn A. Crull, Chairman
Wilbur R. Davis	Edward C. Levy
James M. Bernard	Richard J. Lashley

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Services and Payments
During the year ending December 31, 2018, BKD, LLP provided various audit, audit-related and non-audit services to the Company as follows:  (1) the audit of the Company’s 2018 annual financial statements; (2) the review of 2018 financial statements in the Company’s Quarterly Reports on Form 10-Q; and (3) tax services.
The aggregate fees billed to the Company by BKD, LLP and its affiliates for the years ending December 31, 2018 and 2017 were as follows:
	Year Ending December 31,
	2018	2017
Audit Fees(1)	$408,538		$291,000
Audit Related Fees(2)	$16,650		$15,913
Tax Fees(3)	$37,425		$33,750
All Other Fees	$--	$	---
__________________________________________
(1)	Fees increased in part as a result of the acquisition of Universal in February of 2018.
(2)	Primarily for assistance with benefit plan issues.
(3)	Primarily for tax compliance, tax advice and tax return preparation services.
Pre-Approval of Audit and Non-Audit Services
Pursuant to the terms of its charter, the Audit/Compliance Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors.  The Audit/Compliance Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors.  The Audit/Compliance Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting.  At this time, the Audit/Compliance Committee has not adopted any delegated pre-approval policies.
The Audit/Compliance Committee of the Board has authorized BKD, LLP to provide to the Company tax services and certain services in connection with the administration of our benefit plans.  In authorizing those services, the Committee determined that providing those services were compatible with maintaining BKD, LLP’s independence.
Selection of Audit Firm

Our Audit/Compliance Committee has appointed BKD, LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2019.  In making its determination to appoint BKD, LLP as the Company’s independent registered public accounting firm for the 2019 year, the Audit/Compliance Committee considered whether the providing of services (and the aggregate fees billed for those services) by BKD, LLP, other than audit services, is compatible with maintaining the independence of the outside accountants.  A representative of BKD, LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

We are not required to have our stockholders ratify the selection of BKD, LLP as our independent audit firm.  Because we believe it is good corporate practice to obtain the stockholders’ views on this selection, we are asking the stockholders to ratify the appointment at the Annual Meeting.  The stockholder vote, however, is not binding on the Audit/Compliance Committee because, under SEC rules, only that committee may select and appoint the Company’s audit firm.  Therefore, if the stockholders do not ratify the appointment of BKD, LLP for the current year, the Audit/Compliance Committee may appoint another firm or maintain its prior appointment of BKD, LLP.  The Audit/Compliance Committee will consider the failure of the stockholders to ratify the appointment of BKD, LLP as a direction to consider appointing a different audit firm for the subsequent year.  Whether or not the existing appointment for 2019 is ratified, the Audit/Compliance Committee is free to appoint a different audit firm for the current year if it is determined to be in the best interests of the Company and its stockholders.

The Company’s Board of Directors recommends that stockholders vote FOR the ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2019.
OTHER MATTERS
The Board of Directors knows of no other business that will be presented at the Annual Meeting.  If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.
ADDITIONAL INFORMATION
Proxy Solicitation Costs
 The Company will pay the costs of soliciting proxies.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock.  In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.
Stockholder Proposals for 2020 annual meeting
If you intend to present a stockholder proposal at next year’s annual meeting, your proposal must be received by the Company at its executive offices, located at 110 E. Charles Street, Muncie, Indiana 47305-2400, no later than November 23, 2019, to be eligible for inclusion in the Company’s Proxy Statement and form of proxy for that meeting.  Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, the Company’s charter and bylaws and Maryland law.
To be considered for presentation at the 2020 annual meeting, but not for inclusion in the Company’s Proxy Statement and form of proxy for that meeting, stockholder proposals must be received by the Company no later than February 1, 2020 and no earlier than January 2, 2020.  If, however, the date of the next annual meeting is before April 1, 2020, or after June 30, 2020, proposals must instead be received by the Company no earlier than the 120th day prior to the date of the next annual meeting and no later than the 90th day before the meeting or the 10th day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

Appendix A

MUTUALFIRST FINANCIAL, INC.

2019 OMNIBUS INCENTIVE PLAN

A-i

ARTICLE 8 RESTRICTED STOCK AND RESTRICTED STOCK UNITS		A-12
8.1	Grant of Restricted Stock and Restricted Stock Units	A-12
8.2	Restricted Stock or Restricted Stock Unit Agreement	A-12
8.3	Non-transferability	A-13
8.4	Other Restrictions	A-13
8.5	Certificate Legend	A-13
8.6	Removal of Restrictions	A-13
8.7	Voting Rights	A-13
8.8	Dividends and Other Distributions	A-13
8.9	Termination of Employment or Service Due to Death or Disability	A-14
8.10	Termination of Employment or Service for Other Reasons	A-14
8.11	Settlement of Restricted Stock Units	A-14
ARTICLE 9 PERFORMANCE SHARES AND PERFORMANCE UNITS		A-14
9.1	Grant of Performance Shares and Performance Units	A-14
9.2	Amount of Award	A-14
9.3	Award Agreement	A-14
9.4	Performance Goals	A-15
9.5	Discretionary Adjustments	A-15
9.6	Payment of Awards	A-15
9.7	Termination of Employment or Service Due to Death or Disability	A-15
9.8	Termination of Employment or Service for Other Reasons	A-15
9.9	Non-transferability	A-15
ARTICLE 10 BENEFICIARY DESIGNATION		A-16
ARTICLE 11 RIGHTS OF EMPLOYEES AND DIRECTORS		A-16
11.1	Employment or Service	A-16
11.2	Participation	A-16
ARTICLE 12 CHANGE IN CONTROL		A-16
12.1	Effect of Change in Control	A-16
12.2	Conditional Vesting	A-16
12.3	Replacement Awards	A-17
12.4	Separation from Service	A-17
ARTICLE 13 AMENDMENT, MODIFICATION AND TERMINATION		A-17
13.1	Amendment, Modification and Termination	A-17
13.2	Awards Previously Granted	A-18
ARTICLE 14 WITHHOLDING		A-18
ARTICLE 15 SUCCESSORS		A-18
ARTICLE 16 REQUIREMENTS OF LAW		A-18
16.1	Requirements of Law	A-18
16.2	Governing Law	A-18
16.3	Regulatory Requirements	A-18
ARTICLE 17 ADDITIONAL PROVISIONS		A-19
17.1	Notices	A-19
17.2	Election to Defer	A-19
17.3	Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations	A-19
17.4	Compliance with Section 409A	A-20

A-ii

MUTUALFIRST FINANCIAL, INC.

2019 OMNIBUS INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1          Establishment of the Plan.  The Company hereby establishes an incentive compensation plan to be known as the “MutualFirst Financial, Inc. 2019 Omnibus Incentive Plan” (the “Plan”), as set forth in this document.  The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

The Plan has been approved by the Company’s Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on May 1, 2019 or any adjournment or postponement thereof.  Prior to the Effective Date, the Company had in effect the 2008 Stock Option and Incentive Plan (the “Prior Plan”).  No further awards are available to be granted under the Prior Plan, and Shares reserved to make new awards under the Prior Plan, if any, shall be released; provided, however, that Shares reserved to fund issued and outstanding awards under the Prior Plan shall continue to be reserved to provide for those awards.  All awards outstanding under the Prior Plan shall remain outstanding in accordance with their terms.  Each outstanding award under the Prior Plan continue to be governed solely by the terms of the documents evidencing such award, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of Shares.

1.2          Purpose of the Plan.  The purpose of the Plan is to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of Employees and Directors with those of Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

1.3          Duration of the Plan.  Subject to approval by the stockholders of the Company, the Plan shall become effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board or the Committee to terminate the Plan at any time pursuant to Article 15 herein.  However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1          Definitions.  Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

(b)           “Bank” means MutualBank, an Indiana state-chartered commercial bank, or any successor thereto.

(c)           “Beneficiary” has the meaning set forth in Article 10 herein.

(d)           “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)           “Cause” means a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order.  For purposes of this subsection, no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.  In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry.  Notwithstanding the foregoing, if a Participant is a party to an employment, change in control or similar agreement with the Company or any Subsidiary and such agreement defines “Cause” (or a variation of that term) in a manner different than as set forth above, the definition in such agreement shall apply for purposes of the Plan instead of the above definition.

(f)            “Change in Control” means the first to occur of a “change in the ownership” of the Company or the Bank, a “change in the effective control” of the Company or the Bank or a “change in the ownership of a substantial portion” of the Company’s or the Bank’s assets, as those phrases are determined in Section 409A.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.

(h)           “Committee” means the Committee, as specified in Section 3.1 herein, appointed by the Board to administer the Plan.

(i)            “Company” means MutualFirst Financial, Inc., a Maryland corporation, or any successor thereto.

(j)            “Director” means any individual who is a member of the Board or the board of directors of a Subsidiary, or an emeritus or advisory director of the Company or a Subsidiary who is not currently an Employee of the Company or a Subsidiary.

(k)           “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(l)            “Employee” means a full-time or part-time employee of the Company or any Subsidiary.  Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under the Plan.

(m)          “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.

(o)           “Fair Market Value” means the closing market price per share of one Share on the relevant date, as reported by the NASDAQ Stock Market or any other exchange or quotation system on which the Shares are then listed or quoted.  If the Shares did not trade on the relevant date, then Fair Market Value shall be the closing market price of one Share on the most recently preceding date on which the Shares traded.  If the Shares are not traded on an established exchange, Fair Market Value shall be determined by the Committee in good faith.  Notwithstanding anything herein to the contrary, the determination of Fair Market Value shall comply with Section 409A.

(p)           “Full Value Award” means any Award under the Plan pursuant to which Shares may be issued, other than an Option or Stock Appreciation Right.

(q)           “Grant Price” means the stock price above which a SAR entitles the recipient to any increase in value, as determined by the Committee.

(r)            “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

(s)            “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted pursuant to Article 6 herein, which is not an Incentive Stock Option.

(t)            “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(u)           “Participant” means an Employee or Director who has outstanding an Award granted under the Plan.

(v)           “Period of Restriction” means the period during which the entitlement of a Participant under an Award of Restricted Stock or Restricted Stock Units is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion.

(w)          “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.

(x)           “Performance-Based Award” means a Performance Shares Award or a Performance Units Award based on the achievement of performance goals during a Performance Period.

(y)           “Performance Period” means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.

(z)           “Performance Shares” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive Shares based on the achievement of performance goals during a Performance Period.

(aa)         “Performance Units” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive cash, Shares or a combination thereof, based on the achievement of performance goals during a Performance Period.

(bb)         “Qualified Domestic Relations Order” means a domestic relations order that satisfies the requirements of Section 414(p) of the Code (or any successor provision) as if such section applied to the applicable Award.

(cc)         “Related” means (i) in the case of a SAR or other right, a SAR or other right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent a SAR or other right is exercisable, in whole or in part, in lieu thereof.

(dd)         “Restricted Stock” means an Award of Shares subject to a Period of Restriction granted pursuant to Article 8 herein.

(ee)         “Restricted Stock Units” means an Award denominated in units subject to a Period of Restriction granted pursuant to Article 8 herein.

(ff)           “Section 409A” means Section 409A of the Code and any regulations or guidance of general applicability thereunder.

(gg)         “Shares” means shares of the common stock of the Company.

(hh)         “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, granted pursuant to Article 7 herein.

(ii)           “Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

2.2          Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.3          Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1          The Committee.  The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors, each of whom shall be (i)  a “Non-Employee Director,” as defined in Rule 16b-3 under the Exchange Act and (ii) an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

3.2          Authority of the Committee.  The Committee shall have full power except as limited by law or by the articles of incorporation or bylaws of the Company or by resolutions adopted by the Board, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and to determine the terms and provisions of, and interpret, any agreement or instrument evidencing an Award or entered into under the Plan (which agreement or instrument may be in electronic format); to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 13 herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.  As permitted by law, rule or regulation, the Committee may delegate its authorities as identified hereunder.

3.3          Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all parties having an interest therein, including the Company, its stockholders, Employees, Directors, Participants and their respective successors.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1          Number of Shares.  Subject to adjustment as provided in Section 4.4 herein:

(a)           The total number of Shares available for issuance under the Plan shall be 600,000 (the “Limit”). These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company.  Full Value Awards will be counted against the Limit on a 2-to-1 basis, subject to adjustment as provided in Section 4.4 herein.  To the extent Shares subject to a Full Value Award again become available for issuance for reasons described in Section 4.3 below, such Shares shall be available for issuance under Full Value Awards.  Awards that are not settled in Shares shall not be counted against the Limit.

(b)           Subject to adjustment as provided in Section 4.4 herein, all of the Shares that may be issued under this Plan may be issued pursuant to SARs or Options granted hereunder, provided that the number of Shares that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 550,000.

(c)           All Awards granted pursuant to this Plan shall have at the time of grant a minimum vesting period of at least one year from the date of grant (at least three years for full vesting for the chief executive officer), provided that Awards for up to 5% of the maximum Shares available under the Plan (for any Participant other than the chief executive officer) may provide for a shorter vesting period at the time of grant.

4.2          Maximum Awards.  Participants may receive one or more Awards during a calendar year. Subject to adjustment as provided in Section 4.4, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan during each calendar year:

(a)           The maximum aggregate number of Shares subject to Options and/or SARs granted in any one calendar year to any one Participant shall be 100,000 Shares.

(b)           The maximum aggregate number of Shares subject to Awards of Restricted Stock and/or Restricted Stock Units granted in any one calendar to any one Participant shall be 25,000.

(c)           The maximum aggregate number of Shares covered by Awards of Performance Shares and/or Performance Units granted in any one calendar year to any one Participant shall be 25,000.

(d)           The maximum aggregate number of Shares that may be covered by Awards granted to any Director in any one calendar year shall be 10,000 Shares.

4.3          Lapsed Awards.  If any Award granted under the Plan terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.  Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan.  To the extent that Shares are delivered pursuant to the exercise of a SAR, the number of underlying Shares as to which the exercise related shall be counted against the Limit set forth in Section 4.1, as opposed to only counting the Shares issued.

4.4          Adjustments in Authorized Shares.  In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of Shares, merger, consolidation, rights offering, or any other changes in the corporate structure or Shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of Shares subject to the Plan, and the number and kind of Shares and the Exercise Price per share subject to outstanding Options. Any such adjustments made by the Committee pursuant to this Section 4.4 shall be conclusive and binding for all purposes under the Plan.

4.5          Dividends and Dividend Equivalents.  The Committee may provide that any Award under the Plan earn dividends or dividend equivalents; provided however, that dividend equivalent rights may not be granted in connection with any Option or SAR granted hereunder.  Dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account, provided that as to any dividend equivalent rights granted in connection with a Performance Based  Award granted under the Plan, no payment shall be made with respect to such dividend equivalent right (or, in the case of a Restricted Stock or similar Award where the dividend must be paid as a matter of law, the dividend payment shall be subject to forfeiture or repayment, as the case may be) unless the vesting conditions of such Award are satisfied.  Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1          Eligibility.  Persons eligible to participate in the Plan include all Employees, including Employees who are members of the Board or the board of directors of any Subsidiary, and all Directors, including Directors of the Company and its Subsidiaries.

5.2          Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No Employee or Director shall be entitled to be granted an Award under the Plan.

ARTICLE 6

STOCK OPTIONS

6.1          Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee.  Subject to Sections 4.1 and 4.2, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant; provided however, no ISOs may be granted more than ten (10) years after the Effective Date. Options granted to Directors shall consist only of NQSOs and not ISOs.  Any Option under this Plan which is designated by the Committee as an ISO but fails to qualify as an ISO for any reason shall be treated as a NQSO to the extent of such failure.

6.2          Option Agreement.  Each Option grant shall be evidenced by an Option agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the amount or percentage of the Option that becomes exercisable on specified dates, and such other provisions as the Committee shall determine.  The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3          Exercise Price.  The Exercise Price for each grant of an Option shall be determined by the Committee, provided that the Exercise Price shall not be less than the Fair Market Value of a Share on the date the Option is granted.  In the event any holder of 10% or more of the Shares receives a grant of ISOs, the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant.  Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for adjustments pursuant to Section 4.4, once an Option is granted, the Committee shall have no authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price, or exchanged for cash or another Award, without the approval of the Company’s stockholders.

6.4          Duration of Options.  Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant, and provided further that no ISO granted to a holder of 10% or more of the Shares shall be exercisable later than the fifth anniversary of the date of its grant.

6.5          Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.

6.6          Payment.  Options shall be exercised by the delivery of a written notice of exercise to the Company, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Exercise Price.

Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, upon exercise of any Option, the Exercise Price shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price, (c) by broker-assisted (cashless) exercise, (d) by withholding of Shares issuable upon exercise (net settlement) or (e) by any combination of (a) through (d).

As soon as practicable after receipt of a notification of exercise and payment in full of the Exercise Price, the Company shall deliver Share certificates, or cause Shares to be issued by book-entry procedures, in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7          Restrictions on Share Transferability.  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.  No restriction on Share transferability shall be imposed that causes either the Shares or the Options to which the Shares relate to violate Section 409A.

6.8          Termination of Employment or Service Due to Death or Disability.

(a)           Termination by Death.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.

(b)           Termination by Disability.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

(c)           Exercise Limitations on ISOs.  In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.

6.9          Termination of Employment or Service for Other Reasons.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, if the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan).  However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options.  Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all such exercisable Options shall remain exercisable until their respective expiration dates, or for three months after the date of termination, whichever period is shorter.  Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

                If the employment or service of a Participant shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company regardless of the exercisability status of the Options (and shall once again become available for grant under the Plan).

6.10        Additional Requirements with Respect to Incentive Stock Options.

                (a)           Notice of Sale.  Each Participant who receives Shares upon exercise of an Option that is an ISO shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised.  Such sale shall disqualify the Option as an ISO.

                (b)           Maximum Dollar Value of ISOs Vesting Per Year.  The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Subsidiary) shall not exceed $100,000.

6.11        Transferability of Options.  Except as otherwise permitted by the Code or the regulations thereunder, no ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution.  An ISO may be transferred incident to a divorce (within the meaning of Code Section 1041) or pursuant to a Qualified Domestic Relations Order, but such transfer shall cause the ISO to become a NQSO as of the day of the transfer.  An ISO may be transferred to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held by the trust.  No NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the NQSO while it is held by the trust or (iv) if specified by the Committee in the Participant’s Option agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant or one or more of the Participant’s immediate family members.  For purposes of this Section 6.11, a Participant’s “immediate family” shall mean the Participant, and the lineal ascendants and lineal descendants of such Participant or his or her spouse, or any one or more of them.  Unless transferred as permitted hereby, an Option shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1          Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee.  A SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine.  In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related SAR was exercised.  Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Sections 4.1 and 4.2 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.  However, the Grant Price of a SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR.  The Grant Price of a Related SAR shall be equal to the Exercise Price of the Related Option.  The terms and conditions of any SAR shall not include provisions that provide for the deferral of compensation other than the recognition of income until the exercise of the SAR (so that the SAR will not be subject to Section 409A).  Once a SAR has been granted, the Grant Price with respect thereto may not be changed except for any adjustments pursuant to Section 4.4 herein.

7.2          Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.  Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for any adjustments pursuant to Section 4.4 of the Plan, once a SAR is granted, the Committee shall have no authority to reduce the Grant Price fixed by the Committee at the date of grant pursuant to Section 7.1 above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant, or exchanged for cash or another Award, without the approval of the Company’s stockholders, except that SARs may be settled in cash in accordance with Section 7.5 below.

7.3          SAR Agreement.  Each SAR grant shall be evidenced by a SAR agreement that shall specify the Grant Price, the term of the SAR, the number of Shares covered by the SAR, the amount or percentage of the SAR that becomes exercisable on specified dates, and such other provisions as the Committee shall determine.

7.4          Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided however, such term shall not exceed ten years.

7.5          Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)           The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; and

(b)           The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

7.6          Restrictions on Share Transferability.  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of a SAR under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.  No restriction on Share transferability shall be imposed that causes either the Shares or the SAR to which the Shares relate to violate Section 409A.

7.7          Termination of Employment or Service Due to Death or Disability.

(a)           Termination by Death.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates or for one year after the date of the Participant’s death, whichever period is shorter, by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution.

(b)           Termination by Disability.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

7.8          Termination of Employment or Service for Other Reasons.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, if the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons described in Section 7.7 herein, except for Cause, all outstanding SARs held by the Participant that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan).  However, the Committee, in its sole discretion, shall have the right to waive such termination and to make exercisable all or any portion of such SARs.  Thereafter, unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all such exercisable SARs shall remain exercisable until their expiration dates, or for three months after the date of termination, whichever period is shorter.  Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted until their respective expiration dates or for one year following the date of the Participant’s death, whichever period is shorter.

If the employment or service of the Participant shall terminate for Cause, all outstanding SARs immediately shall be forfeited to the Company regardless of the exercisability status of the SARs (and shall once again become available for grant under the Plan) and no additional exercise period shall be allowed.

7.9          Transferability of SARs.  A SAR that is Related to an ISO may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution.  Any other SAR, whether or not related to a NQSO, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust described in Section 6.11 or (iv) if specified by the Committee in the Participant’s SAR agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant, or one or more of the Participant’s immediate family members.  For purposes of this Section 7.9, a Participant’s “immediate family” shall have the meaning ascribed to it in Section 6.11.  Unless transferred as permitted hereby, a SAR shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1          Grant of Restricted Stock and Restricted Stock Units.  Subject to the limitations set forth in Sections 4.1 and 4.2 herein, and the other terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Employees and Directors in such amounts as the Committee shall determine.  Unless vested earlier pursuant to Section 8.9 or 8.10 herein, Shares of Restricted Stock and Restricted Stock Units shall vest (i.e., no longer be subject to a risk of forfeiture under a Period of Restriction), based upon continuing employment or service, over a minimum of three years, with the exception of: (i) Shares of Restricted Stock and Restricted Stock Units awarded based upon past or future performance, which shall vest, based also upon continuing employment or service, over a minimum of one year; and (ii) Shares of Restricted Stock and Restricted Stock Units granted to a person not previously an Employee or Director, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company or any Subsidiary, which may be subject to a shorter minimum vesting period.

8.2          Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by a Restricted Stock or Restricted Stock Unit agreement that shall specify the Period of Restriction and any other vesting terms, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine.  Each Restricted Stock Unit agreement shall comply with Section 409A.

8.3          Non-transferability.  Except as otherwise provided in this Plan or the Restricted Stock or Restricted Stock Unit agreement, Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock or Restricted Stock Unit agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock or Restricted Stock Unit agreement.  All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Restricted Stock or Restricted Stock Unit agreement.

8.4          Other Restrictions.  In addition to the restrictions set forth in Section 8.1 herein, the Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including restrictions under applicable federal or state securities laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions.  The Committee may also require that Participants pay a stipulated purchase price for each Share of Restricted Stock or Restricted Stock Unit, or impose holding requirements or sale restrictions upon vesting of Restricted Stock or settlement of Restricted Stock Units in Shares.

8.5          Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

                “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the MutualFirst Financial, Inc. 2019 Omnibus Incentive Plan and in a Restricted Stock agreement dated ____________________.  A copy of the Plan and such Restricted Stock agreement may be obtained from the corporate secretary of MutualFirst Financial, Inc.”

8.6          Removal of Restrictions.  Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.  Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his or her Share certificate.

8.7          Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.  Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.

8.8          Dividends and Other Distributions.  Subject to Section 4.5 herein, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held.  The Committee may provide that payment of such dividends shall not be made until the underlying restricted stock vests.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.  Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant.  Subject to Section 4.5 herein, the Committee may provide for dividend equivalent units in the Participant’s Restricted Stock Unit agreement.

8.9          Termination of Employment or Service Due to Death or Disability.  Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, in the event that a Participant’s employment or service is terminated by reason of death or Disability, the Period of Restriction with respect to the Participant’s Shares of Restricted Stock or Restricted Stock Units shall lapse as of the date of termination.

8.10        Termination of Employment or Service for Other Reasons.  Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, if the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 8.9 herein, including for Cause, all unvested Shares of

Restricted Stock and Restricted Stock Units held by the Participant at that time immediately shall be forfeited and, in the case of Restricted Stock, the Shares shall be returned to the Company (and shall once again become available for grant under the Plan); provided, however, that with the exception of a termination of employment or service for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the Period of Restriction with respect to Restricted Stock or Restricted Stock Units following termination of employment or service for any reason other than those described in Section 8.9 herein, upon such terms and provisions as it deems proper.

8.11        Settlement of Restricted Stock Units.  Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit agreement.  When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee at its sole discretion.

ARTICLE 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1          Grant of Performance Shares and Performance Units.  Subject to the limitations set forth in Sections 4.1 and 4.2 herein and the other terms of the Plan, the Committee, at any time and from time to time, may grant Performance Shares, or Performance Units entitling the Participant to future cash payments or Shares or a combination thereof, based upon the level of achievement with respect to one or more pre-established performance goals established for a Performance Period.

9.2          Amount of Award.  The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in units in the case of Performance Units.

9.3          Award Agreement.  Each Award of Performance Shares or Performance Units shall be evidenced by a Performance Share or Performance Unit agreement, which shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance goals and level of achievement versus these goals that shall determine the amount of such payment, (iii) the Performance Period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) whether and the extent to which Participants holding Performance Shares or Performance Units will receive dividends or dividend equivalents with respect to dividends declared with respect to the Shares, which, if any, shall be subject to Section 4.5 herein, (vi) restrictions on the alienation or transfer of the Award prior to actual payment and restrictions on the sale or transfer of Shares following actual payment of an Award paid in Shares, (vii) forfeiture provisions, and (viii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.

9.4          Performance Goals.  Performance goals established by the Committee shall relate to Company or Subsidiary-wide, group or individual performance, and be based upon such measures as are determined by the Committee.  Multiple performance goals may be used and the components of multiple performance goals may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, individuals or entities.

9.5          Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine, if so provided in the terms of the Award.

9.6          Payment of Awards.  Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period.  The Committee shall determine what, if any, payment is due with respect to an Award and, in the case of Performance Units, whether such payment shall be made in cash, Shares or a combination thereof.  Payment shall be made in a lump sum within 60 days after the Committee determines that a payment is due (or at such other time as provided for in the Performance Share or Performance Unit agreement that either qualifies as a short-term deferral that is exempt from Section 409A, or satisfies Section 409A).

9.7          Termination of Employment or Service Due to Death or Disability.  Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period by reason of death or Disability, then to the extent it is determined by the Committee following the end of the Performance Period in accordance with Section 9.6 that the performance goals have been attained, the Participant shall be entitled to a pro rata payment based on the number of months’ service during the Performance Period but based on the achievement of performance goals during the entire Performance Period; payment under these circumstances shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, subject to Section 9.6 herein.

9.8          Termination of Employment or Service for Other Reasons.  Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period for any other reason, all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled; provided, however, that in the event of a termination of the employment or service of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the foregoing automatic cancellation provision and pay out on a pro rata basis as set forth in Section 9.7 herein.

9.9          Non-transferability.  Except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been designated by the Participant, by will or by the laws of descent and distribution.  Further, except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.

ARTICLE 10

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or right under the Plan is to be paid or transferred in case of his or her death before he or she receives any or all of such benefits or rights (a “Beneficiary” or “Beneficiaries”).  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits or rights remaining at the Participant’s death shall be paid or transferred to the Participant’s estate.

ARTICLE 11

RIGHTS OF EMPLOYEES AND DIRECTORS

11.1        Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.  For purposes of the Plan, unless the Committee provides otherwise in an Award agreement, service includes service of a Participant in any capacity as a director, advisory or emeritus director, officer or employee of the Company or any Subsidiary, including an Employee who subsequently becomes a Director.

11.2        Participation.  No Employee or Director shall be entitled to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 12

CHANGE IN CONTROL

12.1        Effect of Change in Control.  Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 12 shall apply in the event of a Change in Control.  The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

12.2        Conditional Vesting.  Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 12.3 (a "Replacement Award") is provided to the Participant to replace an outstanding Award (the "Replaced Award") and except as otherwise provided by the Committee in the applicable Award Agreement:

(a)           Each SAR and Option then outstanding shall become fully vested and exercisable;

(b)           Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares or cash with respect to Restricted Stock Units shall occur pursuant to Section 8.11 above, provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of a Change in Control on such Award shall be determined applying the principles of Section 12.2(c) below as if such Award was a Performance Share Award; and

(c)           Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Units or Performance Shares determined at the date of grant, with such target number to be pro-rated based on the elapsed proportion of the applicable Performance Period up through and including the effective date of the Change in Control.

12.3        Replacement Awards.  An Award shall meet the conditions of this Section 12.3 (and hence qualify as a Replacement Award) if:

(a)           it has a value at least equal to the value of the Replaced Award;

(b)           it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control;

(c)           it meets the requirements of Section 12.4 below; and

(d)           its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 12.4).

(e)           Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section 12.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

12.4        Separation from Service.  Upon an involuntary separation from service of a Participant (other than for Cause but including voluntary resignation for good reason under an applicable plan or agreement) occurring in connection with or during the period of two (2) years after a Change in Control, all Replacement Awards held by the Participant, to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

ARTICLE 13

AMENDMENT, MODIFICATION AND TERMINATION

13.1        Amendment, Modification and Termination.  The Board or the Committee may, at any time and from time to time, terminate, amend or modify the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval.  In addition, Options and SARs issued under the Plan may not be repriced, replaced or re-granted through cancellation, exchanged for cash or other Awards or by lowering the Exercise or Grant Price of a previously granted Option or SAR (other than as described in Section 4.4 herein), except with the approval of the Company’s stockholders and in compliance with Section 409A and except that SARs may be settled in cash in accordance with Section 7.5.  Neither the Board nor the Committee may materially waive any conditions of, or rights of the Company under, or modify or amend the terms of any outstanding Award, nor may the Board or Committee amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided, including, without limitation as provided in Section 13.2 herein.

13.2        Awards Previously Granted.  No termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant; provided, however, that the Participant shall not be required to consent to any amendment or modification required by law or for the Plan to comply with Section 409A.

ARTICLE 14

WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.  The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements acceptable to the Committee.

ARTICLE 15

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

ARTICLE 16

REQUIREMENTS OF LAW

16.1        Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.2        Governing Law.  To the extent not preempted by federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Maryland.

16.3        Regulatory Requirements.  Anything in this Plan or an Award to the contrary notwithstanding, it is intended, to the extent required, that this Plan and Awards granted hereunder comply with the requirements of legislative or regulatory limitations or requirements which are or may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, requiring that the Company may recover (claw-back) bonus and incentive compensation in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of the Company or any Subsidiary, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Company (or a Subsidiary) and a Participant.  The application of this Section 16.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 16.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provisions thereof before giving effect to the provisions of this Section 16.3 or the Regulatory Requirements.

ARTICLE 17

ADDITIONAL PROVISIONS

17.1        Notices.  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)	If to the Committee:
MutualFirst Financial, Inc.
110 E. Charles Street
Muncie, Indiana 47305-2419
Attention: Corporate Secretary

(b)	If to a Participant, to such person’s address as shown in the Company’s records.

17.2        Election to Defer.  To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant.  Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.

17.3        Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations.  The Committee may provide that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment, to delayed or deferred payment or to holding period requirements upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, (a) termination of employment or service for Cause, (b) fraudulent or illegal actions or other misconduct, (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to the Participant, (d) failure to enter into, or the breach of, any noncompetition, non-solicitation, confidentiality, or other restrictive covenant that may apply to the Participant, (e) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries or (f) requirements of applicable laws, rules or regulations, including the Regulatory Requirements (as described in Section 16.3).  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting Participants to the obligation to repay, and for the Company to recoup (clawback) incentive or other compensation, the Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered or cancelled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rule or regulation.

17.4        Compliance with Section 409A.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.  In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement.  In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A.  If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” (as defined in Section 409A) constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of the Participant’s “separation from service” except as permitted under Section 409A. With respect to any Award that is not exempt from Section 409A, all references in this Plan to a  termination of employment or service or a “separation from service” shall mean a cessation or reduction in the Participant’s services for the Company (and any other affiliated entities that are deemed to constitute a “service recipient” as defined in Treasury Regulation §1.409A-1(h)(3)) that constitutes a “Separation from Service” as determined under Section 409A of the Code, taking into account all of the facts, circumstances, rules and presumptions set forth in Treasury Regulation §1.409A-1(h).

MUTUALFIRST FINANCIAL, INC.
110 E. CHARLES STREET
MUNCIE, IN 47305

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E58696-P17300

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MUTUALFIRST FINANCIAL, INC.

The Board of Directors recommends you vote FOR all of the following four Director Nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees with terms to expire in 2022:

01) David W. Heeter
02) Brian C. Hewitt

Nominee with term to expire in 2021:

03) Edward C. Levy

Nominee with term to expire in 2020:

04) Michael J. Marien

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: Other business may properly come before the meeting, including an adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote on the other business that may come before the meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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E58697-P17300

MUTUALFIRST FINANCIAL, INC.
Annual Meeting of Stockholders
May 1, 2019 3:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the members of the Board of Directors of MutualFirst Financial, Inc. and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the Annual Meeting, all the shares of MutualFirst Financial, Inc. common stock held of record by the undersigned at the close of business on March 4, 2019, at the Annual Meeting of Stockholders, to be held on Wednesday, May 1, 2019, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote **"FOR"** the named nominees,"**FOR**" proposals 2, 3 AND 4. This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the proposals as stated.

Should a director nominee be unable to serve as a director, an event that MutualFirst Financial, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of MutualFirst Financial, Inc. on or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy or a later-dated proxy relating to the same shares of MutualFirst Financial, Inc. common stock, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

Continued and to be signed on reverse side